UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TXCO Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
REPORT OF THE AUDIT COMMITTEE
AUDITOR INDEPENDENCE
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 30, 2008
TO OUR STOCKHOLDERS:
     The Annual Meeting of Stockholders of TXCO Resources Inc., a Delaware corporation (the “Company”), will be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, on Friday, May 30, 2008, at 10:00 a.m., Central Daylight Time, for the following purposes:
1.	To elect three persons to serve as Class A directors for a three-year term or until their successors are duly elected and qualified.

2.	To approve an amendment to the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated, to provide that shares of the Company’s common stock that have been issued or are issuable under the Company’s expired 1995 Flexible Incentive Plan will not be deducted from the number of shares of the Company’s common stock that are reserved for issuance under the 2005 Stock Incentive Plan.

3.	To approve the adoption of the TXCO Resources Inc. Overriding Royalty Purchase Plan pursuant to which the Company may purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon.

4.	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

5.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
     Only stockholders of record at the close of business on April 14, 2008, the record date, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
     A complete list of stockholders entitled to vote at the annual meeting will be available for examination at the Company’s corporate office at 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258, for a period of ten days prior to the annual meeting. During such time, the list will be open for examination during ordinary business hours by any stockholder for any purpose germane to the annual meeting.
     Stockholders are urged to vote the accompanying proxy card via mail, or by telephone or Internet regardless of whether they plan to attend the annual meeting in person. Specific instructions on voting are included with each proxy card sent to stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ ROBERTO R. THOMAE
Corporate Secretary and
April 28, 2008	Vice President — Capital Markets

TXCO RESOURCES INC.

PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being provided to stockholders in connection with the solicitation of proxies by the Board of Directors of TXCO Resources Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 30, 2008, at 10:00 a.m., Central Daylight Time, at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, or any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 2, 2008.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What matters will be voted on at the annual meeting?
     At the annual meeting you will be asked to:
1.	Elect three persons to serve as Class A directors for a three-year term or until their successors are duly elected and qualified.

2.	Approve an amendment to the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated, to provide that shares of the Company’s common stock that have been issued or are issuable under the Company’s expired 1995 Flexible Incentive Plan will not be deducted from the number of shares of the Company’s common stock that are reserved for issuance under the 2005 Stock Incentive Plan.

3.	Approve the adoption of the TXCO Resources Inc. Overriding Royalty Purchase Plan pursuant to which the Company may purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon.

4.	Ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

5.	Transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend that I vote?
     The Board of Directors recommends that you vote your shares:
•	“FOR” each of the Class A director nominees named in this Proxy Statement;

•	“FOR” the amendment to the 2005 Stock Incentive Plan;

•	“FOR” the adoption of the Overriding Royalty Purchase Plan; and

•	“FOR” the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.
Was the Third Point LLC v. TXCO Resources Inc. lawsuit and related proxy contest settled?
     Yes. On March 15, 2008, the Company and Third Point et al. entered into a Settlement Agreement that, among other things, resulted in the (i) dismissal of Third Point’s lawsuit in the Delaware Chancery Court (C.A. No. 3489-VCL), which among other things sought to nullify the Company’s appointment of James L. Hewitt as a Class A director in January 2008, and (ii) termination of the related proxy contest in which Third Point sought to seat three directors on TXCO’s Board of Directors. For further discussion of the Settlement Agreement, see Proposal 1 of this Proxy Statement.
Who is entitled to vote?
     Only stockholders of record of the Company’s common stock at the close of business on Monday, April 14, 2008, which is the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. Each share of the Company’s common stock will be entitled to one vote on each matter submitted for a vote at the annual meeting. Stockholders do not have the right to cumulate their votes in the election of the Class A directors. Holders of the Company’s Series D Convertible Preferred Stock and Series E Convertible Preferred Stock have no voting rights or powers with respect to the matters to be voted on at the annual meeting.
     As of the record date, there were 34,231,532 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting.
     A list of the stockholders entitled to vote at the annual meeting will be available for examination at the Company’s corporate office at 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258, for a period of ten days prior to the annual meeting. During such time, the list will be open to the examination of any stockholder during ordinary business hours for any purpose germane to the annual meeting.
How can I vote?
     Shares held in the Stockholder’s Name. If your shares are held in your name, you may vote by mail, via the Internet, or by telephone. You may also vote in person by attending the annual meeting.
     Shares held in “Street Name” through a Bank, Broker or other Nominee. If your shares are held through a bank, broker or other nominee, you can vote by mail, via the Internet, or by telephone if your nominee offers these options. Please see the voting instructions provided by your nominee for instructing it how to vote your shares. You will not be able to vote in person at the annual meeting unless you obtain a signed proxy from your nominee, the record holder, giving you the right to vote the shares at the annual meeting.
     If your proxy card is signed, returned without specifying choices, and not revoked, the shares represented will be voted as recommended by the Board of Directors of the Company.

If my shares are held in “street name,” will my bank, broker or other nominee vote my shares for me?
     Banks, brokers and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-discretionary” matters. The proposals to (i) approve the amendment to the 2005 Stock Incentive Plan and (ii) adopt the Overriding Royalty Purchase Plan are both non-discretionary matters and, therefore, shares of the Company’s common stock held in “street name” will not be voted with respect to these proposals without voting instructions from beneficial owners.
     However, the proposals to (i) elect three Class A directors and (ii) ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm are both discretionary matters and, therefore, shares of the Company’s common stock held in “street name” may be voted with respect to these proposals.
     You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
What is a broker non-vote?
     Generally, a broker non-vote occurs when shares held in “street name” through a bank, broker or other nominee are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner, and (ii) the nominee lacks discretionary voting power to vote such shares.
Can I revoke my proxy and change my vote?
     Yes. You may revoke your proxy and change your vote any time prior to the vote at the annual meeting as provided below.
     Shares held in the Stockholder’s Name. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may later revoke your proxy by (i) delivering a written statement to that effect to the Corporate Secretary of the Company prior to the date of the annual meeting, (ii) a later-dated electronic vote via the Internet or telephone, (iii) delivering a properly signed proxy with a later date to the Corporate Secretary of the Company prior to the date of the annual meeting, or (iv) attending the annual meeting and giving oral notice of your intention to vote in person. The Internet and telephone voting systems will be available until 11:59 p.m., Central Daylight Time, on Thursday, May 29, 2008.
     Shares held in “Street Name” through a Bank, Broker or Other Nominee. If you hold your shares through a bank, broker or other nominee, the methods available to you to revoke your proxy are determined by your nominee, so please see the instructions provided by your nominee.
What constitutes a quorum?
     The presence in person or by proxy of the holders of one-half of the Company’s outstanding shares entitled to vote constitutes a quorum at the annual meeting. Abstentions, votes to withhold authority, and broker non-votes will be included in determining the presence of a quorum at the annual meeting.

What stockholder approval is necessary to approve the proposals?
•	Election of Class A Directors. The Class A directors shall be elected by a plurality of the votes of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. This means that the three Class A director nominees receiving the most votes will be elected. For purposes of this vote, a vote to withhold authority (or a direction to your bank, broker or other nominee to do so) on one or more of the Class A director nominees named in this Proxy Statement will result in those nominees receiving fewer affirmative votes but will not count as a vote against such nominee(s).

•	Amendment to the 2005 Stock Incentive Plan. The approval of the amendment to the 2005 Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting. For purposes of this vote, broker non-vote will have no effect on the outcome of this proposal and an abstention will be counted as a negative vote on this proposal.

•	Adoption of the Overriding Royalty Purchase Plan. The approval of the adoption of the Overriding Royalty Purchase Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting. For purposes of this vote, broker non-vote will have no effect on the outcome of this proposal and an abstention will be counted as a negative vote on this proposal.

•	Ratification of the independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting. For purposes of this vote, broker non-votes, if any, will have no effect on the outcome of this proposal and an abstention will be counted as a vote against this proposal.

•	Other Matters. The approval of all other matters properly brought before the annual meeting or any adjournments or postponements thereof requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting.

     The Company believes that Third Point LLC and its affiliates, as well as the Company’s directors and executive officers currently intend to vote their shares in favor of (i) the election of the three Class A director nominees named in this Proxy Statement, (ii) the amendment to the 2005 Stock Incentive Plans, (iii) the adoption of the Overriding Royalty Purchase Plan, and (iv) the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. See Proposal 1 for further discussion of Third Point’s and its affiliates’ obligation to vote in favor of the proposals listed in this Proxy Statement pursuant to the terms of that Settlement Agreement, dated March 15, 2008.
Why did I receive multiple proxy cards?
     If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card you receive or use each proxy card to vote by telephone or the Internet. You should vote all your proxy cards.
What other business will be presented at the annual meeting?
     Except as set forth in this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the annual meeting. If other matters are properly brought before the annual meeting or any adjournments or postponements thereof, the persons named as proxies on the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Who can help answer my questions?
     If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call Roberto R. Thomae, Corporate Secretary and Vice President-Capital Markets at (210) 496-5300. You can also contact MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, Class A, Class B and Class C, the members of which serve for staggered three-year terms. The terms of the current Class A, Class B and Class C directors expire at the Annual Meeting of Stockholders in 2008, 2009 and 2010, respectively. Under our Amended and Restated Bylaws the number of directors can be no less than one and no more than ten. Our Board of Directors is presently fixed at seven members, with three directors serving in Class A, two directors serving in Class B, and two directors serving in Class C.
Settlement of Proxy Contest and Other Related Matters
     On March 15, 2008, the Company, Third Point LLC, a Delaware limited liability company (“Third Point”), Daniel S. Loeb, an individual, Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company, Third Point Ultra Ltd., a British Virgin Islands limited liability company, Third Point Partners LP, a Delaware limited partnership, Third Point Partners Qualified LP, a Delaware limited partnership, Lyxor/Third Point Fund Limited, a Jersey public company with limited liability (each, including Third Point, a “Holder” and, collectively, the “Holders”), Jacob Roorda, an individual (“Roorda”), Anthony Tripodo, an individual (“Tripodo” and, together with Roorda, the “Third Point Nominees”) and James E. Sigmon entered into a Settlement Agreement with respect to certain litigation, the election of three Class A directors at the Company’s 2008 Annual Meeting of Stockholders, and certain other related matters.
     Pursuant to the terms of the Settlement Agreement, among other things:
•	Third Point’s lawsuit in the Delaware Chancery Court (C.A. No. 3489-VCL) seeking, among other things, to nullify the Company’s appointment of James L. Hewitt as a Class A director in January 2008 was dismissed with prejudice (the “Delaware Litigation”).

•	Effective March 18, 2008, Jon Michael Muckleroy and Robert L. Foree, Jr. each resigned as Class A directors and James L. Hewitt resigned as a Class B director of the Company.

•	Effective March 18, 2008, Jacob Roorda and Anthony Tripodo each were appointed as Class A directors to fill the vacancies created by Messrs. Muckleroy’s and Foree’s resignations. Jacob Roorda’s and Anthony Tripodo’s term as Class A directors expire at the Company’s 2008 Annual Meeting of Stockholders.

•	Effective March 18, 2008, Jon Michael Muckleroy was appointed as a Class B director to fill the vacancy created by James L. Hewitt’s resignation. Mr. Muckleroy’s term expires at the Company’s 2009 Annual Meeting of Stockholders.

•	The Company’s Board of Directors agreed to nominate and recommend to its stockholders to re-elect Dennis B. Fitzpatrick, Jacob Roorda and Anthony Tripodo as Class A directors at the Company’s 2008 Annual Meeting of Stockholders (collectively, the “Class A Director Nominees”).

•	Third Point has the right to have one Third Point Nominee serve on each committee of the Board, subject to applicable independence and other requirements under applicable law and the rules and regulations of the Nasdaq Global Select Market.

•	The Company was obligated to include Proposal 3 in this Proxy Statement, which solicits stockholder approval of the adoption of a plan established for the purpose of reserving a pool of shares of the Company’s common stock that may be issued to Mr. Sigmon in exchange for his overriding royalty interests in the Company’s oil and gas leases, if and when purchase terms are agreed upon by Mr. Sigmon and the Company. Mr. Sigmon and the Company both agreed to negotiate such purchase terms in good faith. For further discussion of the Overriding Royalty Purchase Plan, see Proposal 3 of this Proxy Statement.

•	Third Point and the other Holders agreed to vote their shares of the Company’s common stock in favor of (i) each of the Class A Director Nominees named in this Proxy Statement, (ii) the approval of the amendment to the 2005 Stock Incentive Plan set forth in Proposal 2 of this Proxy Statement, and (iii) the adoption of the Overriding Royalty Purchase Plan set forth in Proposal 3 of this Proxy Statement.

•	Third Point and its affiliates agreed not to separately propose, nor solicit proxies for, any director nominees other than the Class A Director Nominees named in this Proxy Statement, or otherwise engage in any conduct with the purpose of causing the Company’s stockholders to vote contrary to the Board’s recommendation on any matter presented for a vote at the annual meeting.

•	In the event that Third Point and the other Holders do not beneficially own certain minimum thresholds of the Company’s common stock, one or more of the Third Point Nominees may be required to resign from the Board.

•	The Company agreed not to, prior to the Company’s 2009 Annual Meeting of Stockholders, (i) increase the size of the board of directors to more than seven members or reclassify any director’s position on the board of directors, other than as required by the Settlement Agreement, (ii) change the advance notice provisions set forth in Section 12, Article II of the Company’s Amended and Restated Bylaws, (iii) modify the qualifications of directors, or (iv) affect stockholders’ right to amend the Company’s Amended and Restated Bylaws.

•	The Company shall reimburse Third Point and its affiliates for all their reasonable, documented out-of-pocket costs and expenses not to exceed $500,000.
     The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified by reference to the complete text of the Settlement Agreement, which is attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2008 and incorporated by reference herein in its entirety.
Information Concerning Class A Director Nominees and Incumbent Directors
     The terms of Dennis B. Fitzpatrick, Jacob Roorda, and Anthony Tripodo will expire at this year’s annual meeting. The Board of Directors has nominated Dennis B. Fitzpatrick, Jacob Roorda, and Anthony Tripodo for election as Class A directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of these Class A director nominees have consented to be named in this Proxy Statement and to serve if elected as Class A directors. The Board of Directors has no reason to believe that any of these Class A director nominees will be unable to serve if elected. Subject to the terms of the Settlement Agreement, in the event any nominee becomes unavailable for election, the proxies named in the accompanying proxy card intend to vote for the election of a substitute nominee of their selection. The Board of Directors recommends a vote “FOR” all of these nominees.
     The following information is furnished with respect to each of the Class A director nominees and for each of the directors whose term will continue after the annual meeting.

Director
Class A Director Nominees	Since:

Dennis B. Fitzpatrick	2005

Mr. Fitzpatrick, 64, is the Chairman, CEO and Director of D.B. Fitzpatrick & Co., Inc., an asset management firm based in Boise, Idaho, and has served in that role since 1984. Prior to organizing D.B. Fitzpatrick & Co., Inc., Mr. Fitzpatrick taught corporate finance courses as a faculty member at the University of Idaho, Boise State University and the University of Colorado. He is a chartered financial analyst and has been a financial consultant to several companies. Mr. Fitzpatrick holds a doctorate in finance and a bachelor’s degree in applied mathematics from the University of Colorado and an MBA from the University of Santa Clara.

Jacob Roorda	2008

Mr. Roorda, 50, is Vice President, Corporate of Harvest Energy Trust, a publicly traded oil and natural gas royalty trust based in Calgary. Mr. Roorda was a member of the founding group and President of Harvest Energy from July 2002 until February 2006, when it merged with another royalty trust. Prior to joining Harvest Energy, he held the position of Managing Director and was a member of the board of directors of Research Capital Corporation, an investment banking firm, from 1999 to 2002 and was responsible for the overall direction and operations of its Calgary office. Mr. Roorda co-founded PrimeWest Energy Trust in January 1996 and served on the board of directors and as Vice President, Corporate until 1999, overseeing PrimeWest’s acquisition strategies. From 1991 to 1996, Mr. Roorda was Manager, Business Development at Fletcher Challenge Petroleum Inc. From 1987 to 1991, Mr. Roorda was a Vice President in the equity research group and was a ranked oil and natural gas analyst at BZW Canada Ltd. in Toronto (a subsidiary or Barclays Bank). Prior to joining BZW Canada Ltd., Mr. Roorda held a number of senior engineering positions with Dome Petroleum Ltd. He is one of the founding shareholders and currently serves on the board of directors of North Peace Energy Corp., a publicly traded oil exploration and production company focused on the oil sands areas in the Peace River Arch in Alberta, Canada. Mr. Roorda is a Professional Engineer and holds a Bachelor of Applied Science (Eng.) degree from Queen’s University and an MBA from the University of Calgary.

Pursuant to the terms of the Settlement Agreement summarized above, Mr. Roorda was appointed as a Class A director of the Company effective March 18, 2008.

Director
Since:

Anthony Tripodo	2008

Anthony Tripodo, 55, is Executive Vice President and Chief Financial Officer of Tesco Corporation, a public company involved in the design, manufacture and service delivery of innovative drilling technology for the upstream energy industry. Prior to joining Tesco Corporation in January 2007, Mr. Tripodo founded Arch Creek Advisors LLC, an investment banking firm specializing in capital formation and M&A advisory services for the oil and gas industry, in 2003. From 1997 to 2003, he served as Executive Vice President of Vertas DGC, a geophyscial services provider to the energy industry. Mr. Tripodo currently serves on the board of director of Helix Energy Solutions Group Inc., a public oilfield service company, where he also serves as chairman of the audit committee and is a member of the governance committee. Mr. Tripodo previously served on the board of directors and the audit committee of Petroleum Geo-Services ASA, a publicly traded oilfield services firm, and on the board of directors of Vetco International Ltd., a privately owned oilfield services company based in London, where he also served as chairman of the audit and compliance committees.

Pursuant to the terms of the Settlement Agreement summarized above, Mr. Tripodo was appointed as a Class A director of the Company effective March 18, 2008.

Incumbent Class B Directors whose terms expire in 2009

Alan L. Edgar	2000

Mr. Edgar, 62, has been involved in energy-related investment banking and equity analysis for over 35 years. Since 1998, Mr. Edgar has served as Chairman of Cochise Capital, a privately held investment bank based in Dallas, Texas, specializing in energy-related mergers and acquisitions and equity and debt financing. Mr. Edgar’s previous energy investment banking experience includes serving as Corporate and Research Director of Schneider, Bernet & Hickman, Inc. (Thompson, McKinnon) from 1972 through 1986, Managing Director of the Energy Group of Prudential-Bache Capital Funding from 1987 to 1990, and Managing Director and Co-Head of the Energy Group of Donaldson, Lufkin & Jenrette Securities, Inc. from 1990 to 1997. Mr. Edgar serves as a Director of Marion Energy Limited (AU: MAE). Mr. Edgar earned an economics degree from Monash University in Melbourne, Australia and an MBA from Southern Methodist University.

Jon Michael Muckleroy	2005

Mr. Muckleroy, 77, offers more than 50 years of business experience, including extensive experience in energy-related industries. Mr. Muckleroy held management positions with Florida Gas Company, Saxon Oil Company and Houston Liquid Fuels, and has been an advisor to several exploration and production companies. He served as Chairman and CEO of Enron Liquid Fuels from 1985 to 1993. Mr. Muckleroy was a Director of EXCO Resources, a public company involved in the acquisition, development and exploitation of oil and natural gas properties from 2002 to 2004. In 2005, Mr. Muckleroy took the position of CEO of M & M Energy, which is involved in creating an energy research park. He remains involved in management of a substantial family portfolio of oil and gas investments through M.P. Phoenix Holding, Ltd. and D.S. Family Partnership.

Director
Since:

Mr. Muckleroy received decorations as a U.S. Naval officer and frogman while serving two tours in Korea. Mr. Muckleroy received a bachelor’s degree in marketing from Southern Methodist University.

Incumbent Class C Directors whose terms expire in 2010

Michael J. Pint	1997

Mr. Pint, 64, is a business investor with nearly 40 years of banking experience, including a four-year term as Commissioner of Banks of Minnesota and Chairman of the Minnesota Commerce Commission. From 1966 to 1983, Mr. Pint was with the Federal Reserve Bank of Minneapolis, Minnesota and at the time of his departure was serving as its Senior Vice President and Chief Financial Officer. Since 1983, Mr. Pint has served in the capacity of Chairman, President or Director of 40 different banks and bank holding companies throughout the United States. Recently, Mr. Pint was the owner of Valley Bank of Arizona, located in Phoenix, Arizona, until it was sold in 2003. He currently serves as Chairman of the Board of Intrastate, Inc., Vice President and Director of Airport & Town Taxis and Director of Penchant Software, all private companies. Mr. Pint has a B.A. in Finance from the University of Northern Iowa and studied at Rutgers University Stonier Graduate School of Banking.

James E. Sigmon	1984

Mr. Sigmon, 59, has served as the Company’s President and Chief Executive Officer since February 1985 and also from July 1984 to October 1984. Mr. Sigmon served as a Director of the Company since 1984 and in December 2006 he was elected Chairman of the Board. As an engineer, Mr. Sigmon has been active for over 35 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of Retamco Properties, a private oil and gas exploration company, based in San Antonio, Texas, that was active in drilling wells in South Texas. He served as a Director of ExproFuels, Inc., a former subsidiary of the Company, from 1994 to 1998. Mr. Sigmon received his Bachelor of Science degree in electrical engineering from the University of Texas at Arlington.

There are no family relationships among the Company’s Class A director nominees named in this Proxy Statement, its incumbent directors and its executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE CLASS A DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2
     Amendment to TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated, to provide that shares of the Company’s common stock that have been issued or are issuable under the Company’s expired 1995 Flexible Incentive Plan will not be deducted from the number of shares of the Company’s common stock that are reserved for issuance under the 2005 Stock Incentive Plan. The net effect of the proposed amendment to the 2005 Stock Incentive Plan is to increase the number of shares of common stock that may be issued under such plan by an additional 1,951,000 shares.
General
     The 2005 Stock Incentive Plan was originally established on May 13, 2005. The 2005 Stock Incentive Plan currently has 3,488,205 shares of the Company’s common stock, $0.01 par value per share, reserved for issuance. As of March 25, 2008, the Company has granted stock options and restricted stock awards that apply towards the shares reserved for issuance under the 2005 Stock Incentive Plan for 2,899,433 shares, and there remains 588,771 shares of the Company’s common stock available for future awards under the 2005 Stock Incentive Plan. The closing sale price of the Company’s common stock on March 25, 2008 was $11.87.
     Currently, under the terms of the 2005 Stock Incentive Plan, any shares of the Company’s common stock that (i) have been issued pursuant to exercised awards under The Exploration Company 1995 Flexible Incentive Plan, which is expired (the “1995 Plan”), or (ii) may be issued in the future pursuant to outstanding unexercised awards under the expired 1995 Plan will be applied against the shares of common stock reserved for issuance under the 2005 Stock Incentive Plan, which in the aggregate equals 1,951,000 shares of the Company’s common stock.
     For the reasons further explained below, the Board of Directors has determined that the number of shares of common stock that remain available for future awards under the 2005 Stock Incentive Plan, after subtracting the shares associated with the expired 1995 Plan, is inadequate to achieve the 2005 Stock Incentive Plan’s purpose. Accordingly, subject to stockholder approval at the annual meeting, the Board of Directors adopted an amendment to the 2005 Stock Incentive Plan to modify the number of shares of the Company’s common stock authorized and available for grant under the 2005 Stock Incentive Plan to eliminate the requirement that the shares of the Company’s common stock that have been issued or are issuable under the expired 1995 Plan are applied against the shares of common stock reserved for issuance under the 2005 Stock Incentive Plan. Consequently, the net effect of the proposed amendment to the 2005 Stock Incentive Plan is to increase the number of shares of common stock that may be issued under such plan by an additional 1,951,000 shares.
Purpose of the Amendment
     The Company’s continued success depends to a substantial degree on its ability to attract and retain qualified personnel at all levels of the Company. The Company’s employee head count has significantly increased in the last couple of years. During 2006 and 2007, the Company acquired and refurbished two additional drilling rigs for use in the Maverick Basin. Upon each rig being refurbished, the Company hired additional crews to operate the rigs. Furthermore, in April 2007, the Company acquired Output Exploration, LLC, which doubled its proved reserves and increased its current oil and gas production by nearly two thirds. As a direct result of these new activities, the Company increased its number of employees by 44. The Board of Directors believes this amendment to the 2005 Stock Incentive Plan is necessary to assure that an adequate number of shares of common stock will be available under the 2005 Stock Incentive Plan in order to provide appropriate incentives to the Company’s personnel and to remain competitive in the marketplace.
     FAILURE OF THE STOCKHOLDERS TO APPROVE THIS PROPOSAL WILL NOT AFFECT THE RIGHTS OF EXISTING HOLDERS OR THE AWARDS PREVIOUSLY GRANTED UNDER THE 2005 STOCK INCENTIVE PLAN OR THE EXPIRED 1995 PLAN, AND THE COMPANY WILL RETAIN THE RIGHT TO GRANT FUTURE AWARDS UNDER THE 2005 STOCK INCENTIVE PLAN SUBJECT TO THE CURRENT SHARE LIMITS SET FORTH IN THE 2005 STOCK INCENTIVE PLAN. FURTHERMORE, IF THE AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN IS APPROVED BY THE COMPANY’S STOCKHOLDERS, ANY SHARES OF THE COMPANY’S COMMON STOCK THAT ARE ISSUED IN THE FUTURE PURSUANT TO OUTSTANDING EXERCISED AWARDS UNDER THE EXPIRED 1995 PLAN WILL BE APPLIED AGAINST THE 1,951,000 SHARES OF COMMON STOCK PREVIOUSLY APPROVED BY THE STOCKHOLDERS UNDER THE 1995 PLAN.
Plan Summary
     A summary of the principal features of the 2005 Stock Incentive Plan as proposed to be amended is provided below, but is qualified in its entirety by reference to the full text of the 2005 Stock Incentive Plan attached to Appendix B to this Proxy Statement and the proposed First Amendment to the 2005 Stock Incentive Plan attached to Appendix A to this Proxy Statement. Stockholders are being requested to approve only the First Amendment to the 2005 Stock Incentive Plan attached to Appendix A.
Plan Administration
     The Compensation Committee of the Board of Directors will administer the 2005 Stock Incentive Plan with respect to all participants, including the grant of stock options and restricted stock awards.
     Subject to the provisions of the 2005 Stock Incentive Plan and review by the Board of Directors, the Compensation Committee is authorized and has complete discretion to establish rules and regulations for the administration of the plan, to determine the terms of any stock options or restricted stock awards granted under the plan, and to make all other determinations relating to the plan. Under the terms of the 2005 Stock Incentive Plan, stock options issued under the plan cannot be repriced. Subject to certain adjustment provisions, the Compensation Committee cannot grant stock options and restricted stock, in the aggregate, for more than two million shares of common stock to any employee in any calendar year. Although the Compensation Committee is generally responsible for the administration of the 2005 Stock Incentive Plan, the Board of Directors in its sole discretion may take action under the plan that would otherwise be the responsibility of the Compensation Committee.
Eligibility and Types of Awards
     Any of the Company’s or its subsidiaries’ employees and consultants, as well as the Company’s directors, are eligible to participate in the 2005 Stock Incentive Plan. Awards can take the form of stock options and restricted stock awards. Stock options represent the right to purchase shares of the Company’s common stock within a specified period of time at a specified price, which shall not be less than the fair market value of a share of the Company’s common stock on its grant date. A stock option issued under the 2005 Stock Incentive Plan may take the form of an incentive stock option which complies with the requirements of Section 422 of the Internal Revenue Code or a nonqualified stock option. Stock options shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Compensation Committee in the award agreement;

provided, that incentive stock options may not have a term longer than ten years. Stock options may be granted to any individual eligible to participate in the 2005 Stock Incentive Plan except that incentive stock options may only be granted to employees of the Company or its subsidiaries. The plan significantly limits a participant’s ability to transfer stock options.
     Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. A restricted stock award may be granted to any individual eligible to participate in the 2005 Stock Incentive Plan. A restricted stock award will entitle a recipient to receive shares of common stock of the Company subject to such forfeiture restrictions as the Board of Directors or the Compensation Committee may determine at the time of grant. Such forfeiture restrictions or conditions may be based on the continued employment or service of the participant and/or the achievement of pre-established performance goals and objectives. Such performance goals and objectives may be based on the Company’s achievement of target levels of earnings per share, share price, net income, cash flow, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative stockholder return, or other individual criteria as determined by the Compensation Committee.
     Currently, there are approximately 125 individuals eligible to receive awards under the 2005 Stock Incentive Plan.
Shares Available for Award
     As proposed to be amended, the maximum number of shares of common stock available for awards under the 2005 Stock Incentive Plan is limited to 10% of the total number of the Company’s issued and outstanding shares of common stock, $0.01 par value per share. This pool of shares available for awards under the 2005 Stock Incentive Plan will be in addition to a pool of shares equal to 1,951,000, which is necessary to cover shares of the Company’s common stock that have either been issued pursuant to exercised awards, or are subject to outstanding unexercised awards, granted under the expired 1995 Plan. No awards have been issued under the 1995 Plan since September 2004 and the Company will not make any new awards under the 1995 Plan in the future.
     Under the current terms of the 2005 Stock Incentive Plan, the maximum number of shares of common stock available for awards under the 2005 Stock Incentive Plan is limited to 10% of the total number of the Company’s issued and outstanding shares of common stock, less 1,951,000 shares of the Company’s common stock that are necessary to cover shares of the Company’s common stock that have either been issued pursuant to exercised awards, or are subject to outstanding unexercised awards, granted under the expired 1995 Plan. This Proposal 2 seeks stockholder approval to eliminate the requirement that the 1,951,000 shares of the Company’s common stock be applied against the shares of common stock reserved for issuance under the 2005 Stock Incentive Plan, thereby increasing the number of shares of common stock that may be issued under 2005 Stock Incentive Plan by an additional 1,951,000 shares.
     Common stock related to awards that terminate because they are forfeited, cancelled, or expire prior to the issuance of the common stock will again be available for future awards under the 2005 Stock Incentive Plan. In addition, the 2005 Stock Incentive Plan provides, generally, for appropriate adjustments to the shares available under the plan and outstanding awards under the plan in the event of a merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or stock dividend.

Amendment or Termination of the Plan
     The 2005 Stock Incentive Plan provides for its own termination at midnight on April 28, 2015. However, the 2005 Stock Incentive Plan may be suspended or terminated by the Board of Directors at any time.
     The Board of Directors may, from time to time, amend the 2005 Stock Incentive Plan in any manner, but may not adopt any amendment without stockholder approval if (i) the amendment relates to an incentive stock option and Section 422 of the Internal Revenue Code requires stockholder approval, or (ii) in the opinion of counsel to the Company, stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Company’s common stock may be listed.
Acceleration Upon Death, Disability or Other Special Circumstances
     With respect to a participant who terminates employment due to death, disability, or the occurrence of special circumstances (as determined by the Compensation Committee), the Compensation Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested stock option or waive the vesting requirements of a restricted stock award on the date of such termination.
Acceleration Upon Certain Corporate Events
     Upon dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding stock options under the plan, or for the substitution of new awards therefor, the participant’s stock options and restricted stock awards shall become 100% vested and each participant shall have the right to exercise his or her stock options or to receive the shares subject to any unvested restricted stock award, free of any restrictions.
     In addition, upon the occurrence of a “change of control,” in the event that the provisions of the foregoing paragraph are not already invoked, each participant shall have the right to exercise his or her stock options or to receive shares subject to any unvested restricted stock award, free of any restrictions. For further discussion of the definition of change of control under the 2005 Stock Incentive Plan, please see the “Change of Control and Termination Arrangements” section of this Proxy Statement set forth below.
Federal Income Tax Consequences
     Under current Federal tax law, the following are the United States federal income tax consequences generally arising with respect to restricted stock awards and stock options granted under the 2005 Stock Incentive Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on various factors and the participant’s particular circumstances. This summary is based on present laws, regulations and interpretations and is not a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Internal Revenue Code or regulations thereunder or interpretations thereof. We urge participants in the 2005 Stock Incentive Plan to consult their tax advisors with respect to any state, local and foreign tax considerations and the particular federal tax implications of awards made under the 2005 Stock Incentive Plan prior to taking action with respect to an award. The 2005 Stock Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

Incentive Stock Options
     Income is not recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for such shares is an item of adjustment for a participant for purposes of the alternative minimum tax. Generally, a participant’s basis in the shares received upon the exercise of an incentive stock option is equal to the exercise price of such shares. If the participant holds such shares for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares equal to the excess of the amount realized on such sale over the exercise price. Generally, if the shares are not held for that period of time, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Any additional gain realized by the participant upon such disposition will be a capital gain.
     Generally, the Company is not entitled to a deduction upon the exercise of an incentive stock option by a participant. However, if the participant disposes of such shares less than one year following exercise or two years after grant of the option, the Company may deduct an amount equal to the ordinary income recognized by the participant upon disposition of the shares at the time such income is recognized by the participant.
Non-Qualified Stock Options
     Income is not recognized by a participant for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant recognizes income equal to the excess of the fair market value of the shares received over the exercise price. The income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding. The Company receives a deduction equal to the amount of ordinary income recognized by the participant at the time of such recognition by the participant.
     Generally, the participant’s basis in the shares received upon the exercise of a nonqualified stock option is equal to the exercise price of such shares plus any income recognized by the participant upon exercise of the nonqualified stock option. If a participant thereafter sells the shares acquired, any amount realized over the basis of such shares will constitute capital gain to the participant for federal income tax purposes.
Restricted Stock
     Income is not recognized by a holder of restricted stock for federal income tax purposes upon the grant of restricted stock until the first taxable year in which the stock is either transferable or no longer subject to a substantial risk of forfeiture, whichever is earlier. At that time, the holder recognizes income equal to the excess of the fair market value of the shares received with respect to which the restrictions have lapsed (with such value determined as of the date the stock became transferable or no longer subject to a substantial risk of forfeiture) over the price paid, if any, for the restricted stock. Such income is considered compensation subject to withholding.
     A holder of restricted stock may make an election under Section 83(b) of the Internal Revenue Code, to include in income in the year the restricted stock is issued the excess of fair market value of the shares received over the price paid for the restricted stock. This election must be made within 30 days after the restricted stock is transferred to the holder. In the event the election is made and the restricted stock is later forfeited, the holder is not allowed a deduction with respect to the restricted stock forfeited.

     Generally, the Company is entitled to a deduction in the year the holder of restricted stock recognizes income therefrom, and in an amount equal to the amount of income recognized by such holder.
Payment of the Exercise Price with Stock
     If a participant surrenders common stock that the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the stock option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant’s holding period for such shares will commence on the day after such exercise.
Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to its chief executive officer, or the individual acting in that capacity, and the next three most highly compensated executives, other than the chief executive officer and the chief financial officer, to the extent such compensation exceeds $1.0 million in any tax year. However, compensation that qualifies as performance-based compensation is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it.
New Plan Benefits Table
     The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted under the 2005 Stock Incentive Plan and, therefore, the Company is unable to determine the awards that will be granted in the future under the 2005 Stock Incentive Plan. To date, the Company has not granted any stock options under the 2005 Stock Incentive Plan.

Equity Compensation Plan Information
     The Equity Compensation Plan table provides information as of December 31, 2007 with respect to shares of the Company’s common stock that may be issued under our existing equity compensation plans, which are the expired 1995 Flexible Incentive Plan and the 2005 Stock Incentive Plan.

Number of
securities
remaining available
	Number of		for future issuance
	Securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
	(a)	(b) ($)	(c) (1) (2)
Equity compensation plans approved by security holders	712,750	2.90	793,062
Equity compensation plans not approved by security holders	—	—	—
Total	712,750	2.90	793,062

(1)	All 793,062 of these shares may be issued in the form of restricted stock.

(2)	Under the current terms of the 2005 Stock Incentive Plan, the maximum number of shares of the Company’s common stock that are available for awards under the 2005 Stock Incentive Plan is limited to 10% of the total number of the Company’s issued and outstanding shares of common stock, reduced by the number of shares that have been issued or are issuable under the expired 1995 Flexible Incentive Plan. See Proposal 2 for further discussion of the proposed amendment to the 2005 Stock Incentive Plan. No new awards will be made in the future under the expired 1995 Flexible Incentive Plan.
     In considering whether to vote for approval of the amendment to the 2005 Stock Incentive Plan, you should be aware that the executive officers and directors of the Company have received, and in the future may receive, awards under the 2005 Stock Incentive Plan. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the 2005 Stock Incentive Plan or the expired 1995 Plan, and the Company will retain the right to grant future awards under the 2005 Stock Incentive Plan subject to the current share limits set forth in the 2005 Stock Incentive Plan.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF THE AMENDMENT TO THE TXCO RESOURCES INC. 2005 STOCK
INCENTIVE PLAN.

PROPOSAL 3
Approval of the adoption of the TXCO Resources Inc. Overriding Royalty Purchase Plan pursuant to which the Company may purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon
Background
     Prior to 2004, the Company showed profits in only three years since its formation in 1979. During most of this 24-year period, oil and gas prices were low, sources of debt and equity capital for the Company were scarce and the Company’s assets were generally illiquid. These conditions forced the Company to minimize general and administrative overhead, including executive compensation, to permit the Company to survive and grow. In consideration of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, agreeing to reduce his annual base salary to $72,000 in 1994, the Board of Directors granted Mr. Sigmon a one percent (1%) overriding royalty interest in the Company’s Paloma and Kincaid Leases in Maverick County, Texas. This overriding royalty interest had little or no value at the time it was granted. In 1996, the Board of Directors expanded this agreement to include a one percent (1%) overriding royalty interest in all oil and gas leases that the Company had then acquired or would acquire during Mr. Sigmon’s term as Chief Executive Officer. At the time these agreements were made, Mr. Sigmon’s royalty income from the overriding royalty interests was almost nonexistent, but due to the Company’s success under his leadership since 1996, Mr. Sigmon’s gross overriding royalty income has grown significantly.
     An overriding royalty interest is a transferable property right that entitles its owner to a share of the oil and gas production revenues generated from an oil and gas lease free of any costs of production.
     The Chairman of the Compensation Committee of the Company initially approached Mr. Sigmon regarding the possibility of the Company purchasing Mr. Sigmon’s overriding royalty interests in December 2006. Periodically, from time to time thereafter, Mr. Sigmon and the Compensation Committee continued such discussions. As part of the Settlement Agreement with Third Point, et al., the Company is required to present to its stockholders for approval at this annual meeting the terms of a stock plan designed specifically for the purpose of providing Company shares to be issued to Mr. Sigmon in the purchase of his overriding royalty interests, if and when the Company and Mr. Sigmon agree upon terms. While Mr. Sigmon was involved in the negotiations regarding the terms of the Settlement Agreement with Third Point, the clause providing for a stock plan designed specifically for the purpose of providing the Company shares to be issued to Mr. Sigmon was requested and required by Third Point as part of the settlement. In addition, as part of the settlement, Third Point required Mr. Sigmon to execute the Settlement Agreement acknowledging Mr. Sigmon’s agreement to negotiate in good faith for the purchase by the Company of his overriding royalty interests. In accordance with our obligations under the Settlement Agreement, we are presenting this Proposal 3 to the Company’s stockholders for approval. For further discussion of the Settlement Agreement, see Proposal 1 of this Proxy Statement.
     The purpose of the Overriding Royalty Purchase Plan is to provide the Company the ability to purchase Mr. Sigmon’s overriding royalty interests in the Company’s existing and future oil and gas leases in one or more transactions in exchange for shares of the Company’s common stock, cash or a combination thereof, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon. The Overriding Royalty Purchase Plan has 3,000,000 shares of common stock reserved for issuance, which is approximately 8.6% of the Company’s issued and outstanding common stock as of March 25, 2008. The issuance of such shares to Mr. Sigmon may have a dilutive effect on the Company’s other common stockholders. As of March 25, 2008, Mr. Sigmon beneficially owned 418,238 shares, or 1.20%, of the issued and outstanding shares of the Company’s common stock.
     As reported in footnote M of the Company’s Form 10-K for the year ended December, 31, 2007, the Company’s estimated future cash inflow attributable to its proved developed and undeveloped oil and gas reserves at December 31, 2007 was approximately $1.1 billion. This estimate of future cash inflow does not take into account any value for the Company’s (i) unproved reserves on existing oil and gas leases, and (ii) proved and unproved reserves on future oil and gas leases. In 2007, Mr. Sigmon earned royalty income of $1,171,690 as a result of his overriding royalty interests in the Company’s existing oil and gas leases and the Company’s current reserve life index is 11.5 years.
     To date, the Board of Directors has not engaged a third party appraiser to provide a formal appraisal value of Mr. Sigmon’s 1% overriding royalty interests in the Company’s existing proved and unproved oil and gas reserves. Accordingly, the 3,000,000 shares reserved for issuance under the Overriding Royalty Purchase Plan was arbitrarily selected by the Board of Directors and is not intended to reflect the Board of Director’s determination of the value of Mr. Sigmon’s overriding royalty interests.

Notwithstanding, the Board of Directors believes that this share amount, as of the date of this Proxy Statement, will provide the Company with adequate shares to purchase some, if not all, of Mr. Sigmon’s 1% overriding royalty interests in the Company’s existing and future proved and unproved oil and gas reserves. However, any final purchase price of Mr. Sigmon’s overriding royalty interests will be determined only after arm’s length negotiations between the Board of Directors and Mr. Sigmon. As such, the Company cannot estimate the final purchase price of Mr. Sigmon’s overriding royalty interests and the 3,000,000 shares of the Company’s common stock may not be sufficient to purchase all of Mr. Sigmon’s overriding royalty interests in the Company’s existing and future oil and gas leases. The Company will not transfer any remaining shares authorized for issuance under the plan to another stock incentive plan or other equity plan maintained by the Company upon the plan’s termination.
     In 2007, the Compensation Committee considered Mr. Sigmon’s income from his overriding royalty interests in deciding neither to increase his base salary nor to grant him a long-term equity incentive award. While the Compensation Committee has not determined how the purchase of Mr. Sigmon’s overriding royalty interests would affect his compensation in the future, the Compensation Committee may determine that an increase in his base salary and/or grants of long-term equity incentive awards are appropriate in the absence of Mr. Sigmon holding all or a portion of the overriding royalty interests.
     If the Company’s stockholders approve this Proposal 3, the Board of Directors intends to obtain an appraisal of Mr. Sigmon’s overriding royalty interests prior to initiating any formal purchase negotiations with Mr. Sigmon. The Company anticipates that it will take approximately three to six months to finalize an appraisal, promptly after which formal purchase negotiations with Mr. Sigmon are anticipated to begin. Any and all purchases will occur after the conclusion of such negotiations and prior to the third anniversary of the date of the adoption of the Overriding Royalty Purchase Plan by the Company’s stockholders, at which time the plan will terminate.
     There can be no assurances that the Company and Mr. Sigmon will be able to come to an agreement on the purchase terms of the sale of his overriding royalty interests to the Company.
Why the Company is Soliciting Stockholder Approval
     The Company is soliciting stockholder approval of this Proposal 3 in order to ensure compliance with Nasdaq Marketplace Rules 4350(i)(1)(A) and 4350(i)(1)(C)(i). Generally, under Rule 4350(i)(1)(A), the Company must obtain stockholder approval of the establishment of an equity compensation arrangement pursuant to which the Company’s officers may acquire stock of the Company. Additionally, under Rule 4350(i)(1)(C)(i), generally, the Company must obtain stockholder approval in connection with the acquisition of the assets of another person or entity if any Company officer has a 5% or greater interest in such assets and the present or potential issuance of common stock as consideration for the assets could result in a 5% or greater increase in the Company’s outstanding common stock or voting power.
     The adoption of the TXCO Resources Inc. Overriding Royalty Purchase Plan by the Company and/or the subsequent purchase of Mr. Sigmon’s overriding royalty interests in one or more transactions pursuant to this plan could be deemed by Nasdaq to require stockholder approval under Nasdaq Rule 4350(i)(1)(A) and/or Nasdaq Rule 4350(i)(1)(C)(i). CONSEQUENTLY, IN THE EVENT THAT THE COMPANY’S STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL 3, THE COMPANY WILL LIKELY BE PROHIBITED FROM PURCHASING MR. SIGMON’S OVERRIDING ROYALTY INTERESTS IN THE COMPANY’S OIL AND GAS LEASES IN EXCHANGE FOR SHARES OF THE COMPANY’S COMMON STOCK.
Voting Recommendation
     In 1994 and 1996, when the Board of Directors agreed to grant Mr. Sigmon the overriding royalty interests, the Board believed that this arrangement would align Mr. Sigmon’s interests with the success of the Company’s oil and gas exploration and production activities, and the Board continues to hold this belief. Notwithstanding, due to recent discussions with significant stockholders of the Company, the Company’s recent positive economic performance, and current and estimated future oil and gas prices, the Board of Directors acknowledges that stock ownership by Mr. Sigmon in lieu of his ownership of the overriding royalty interests may be preferrable, based upon the belief that stock ownership will more directly align Mr. Sigmon’s interests with those of the Company’s stockholders. Accordingly, the Company seeks the ability to, from time to time, purchase Mr. Sigmon’s overriding royalty interests in one or more transactions in exchange for cash, shares of the Company’s common stock or a combination thereof, if and when the Board and Mr. Sigmon mutually agree on purchase terms and the Board otherwise determines that market conditions of such purchase(s) are favorable to the Company. Mr. Sigmon has no obligation to accept any amount offered by the Board in exchange for his overriding royalty interests, including if such amount is based upon a third party appraisal of the overriding royalty interests owned by Mr. Sigmon.
     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE TXCO RESOURCES INC. OVERRIDING ROYALTY PURCHASE PLAN.
Summary of the Overriding Royalty Purchase Plan
     A summary of the principal features of the Overriding Royalty Purchase Plan is provided below, but is qualified in its entirety by reference to the full text of the Overriding Royalty Purchase Plan set forth on Appendix C to this Proxy Statement.
Purpose
     The purpose of the Overriding Royalty Purchase Plan is to allow the Company to purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s oil and gas leases, in exchange for cash, shares of the Company’s common stock or a combination thereof, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon.
     The Board of Directors and Mr. Sigmon intend, from time to time, to jointly select a third-party appraiser to provide an appraisal report and/or fairness opinion, as they mutually deem appropriate, to the Company and Mr. Sigmon to aid in their negotiations with respect to the purchase price of any overriding royalty interests, although Mr. Sigmon is not obligated to accept any appraisal of his overriding royalty interests. Any purchase price will be mutually agreed upon by Mr. Sigmon and the Board of Directors (with Mr. Sigmon abstaining from any Board discussions and vote(s) relating thereto). For the avoidance of doubt and notwithstanding any other provision of the plan to the contrary, the Company may purchase some or all of Mr. Sigmon’s overriding royalty interests in the Company’s existing or future oil and gas leases, in one or more transactions, over the term of this plan.
     Any shares of the Company’s common stock issued in exchange for the overriding royalty interests may or may not be registered for resale by the Company, with the terms of any such registration rights to be mutually agreed upon by Mr. Sigmon and the Board of Directors.
     The Plan shall be effective on the date it is approved by the Company’s stockholders.

Shares Reserved for Issuance
     The Overriding Royalty Purchase Plan has 3,000,000 shares of the Company’s common stock, $0.01 par value per share, reserved for issuance in connection with the Company’s purchase(s), if any, of Mr. Sigmon’s overriding royalty interests. As of March 25, 2008, the closing sale price of the Company’s common stock on the Nasdaq Global Select Market was $11.87. The number of shares of the Company’s common stock reserved for issuance under the plan will not be increased without first obtaining stockholder approval of such increase. Shares that may be issued under the plan may either be authorized and unissued shares of the Company’s common stock, or authorized and issued shares of the Company’s common stock held in the Company’s treasury, or any combination of the foregoing. Any purchase price paid with shares of the Company’s common stock shall be issued from shares reserved for issuance under the plan, and be based upon the “fair market value” (as defined in the plan) of the Company’s common stock as of the effective date of such purchase.
     Dividends will be paid on shares of the common stock issued under the plan at the same rate dividends are paid to holders of the Company’s common stock generally. The Company is not currently paying dividends on its common stock.
Adjustments in Authorized Shares
     In the event of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event, or any partial or complete liquidation of the Company, such adjustments will be made in the number and class of shares of the Company’s common stock available for issuance under the plan, as may be determined to be appropriate and equitable by the Board of Directors, in its discretion, to prevent dilution or enlargement of the benefits available under the plan.
Amendments to the Plan
     The Board of Directors may, at any time and from time to time, alter, amend, suspend, or terminate the Overriding Royalty Purchase Plan in whole or in part; provided, that any amendment that would cause the plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until stockholder approval is obtained. Upon termination of the plan, the Company may not transfer any remaining shares authorized for issuance under the plan to another stock incentive plan or other equity plan maintained by the Company.
Term
     Unless earlier terminated, the Overriding Royalty Purchase Plan will terminate on the third anniversary of the date of its adoption by the Company’s stockholders.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee has selected Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. The Board of Directors seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of Akin Doherty as the Company’s independent registered public accounting firm for the 2008 fiscal year.
     Akin Doherty has been the Company’s independent auditor since 1995. A representative of Akin Doherty is expected to attend the annual meeting, will have the opportunity to make a statement if he or she decides to do so, and will be available to answer appropriate questions. If our stockholders do not ratify the appointment of Akin Doherty at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2009 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2008 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.
     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE
     Notwithstanding anything to the contrary set forth in any filings of TXCO Resources Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, Akin, Doherty, Klein & Feuge, P.C., is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
     In performing its oversight role, the Audit Committee has reviewed and discussed, with management and Akin Doherty, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Akin Doherty matters required to be discussed by Statement on Auditing Standards 114, “The Auditor’s Communication with Those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board.
     Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, the Audit Committee received written disclosures and the letter from Akin Doherty and discussed with Akin Doherty their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
TXCO Resources Inc. Audit Committee
2007 Members
Dennis B. Fitzpatrick, Alan L. Edgar, and Michael J. Pint

AUDITOR INDEPENDENCE
     The Audit Committee or its chairperson pre-approves all audit and non-audit services. In connection with the Audit Committee’s pre-approval policy, the Audit Committee requires periodic reports as to year-to-date fees and ongoing status of engagements; specific identification of prohibited services; specific advance notification; and proposed project descriptions, fees and time estimates. The chairperson of the Audit Committee has the authority to pre-approve any audit and non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting.
     The Audit Committee or its chairperson approved all services provided by Akin Doherty during the 2007 and 2006 fiscal years. These services are provided below.
     Audit Fees. Akin Doherty’s fees were $129,957 and $129,500 for 2007 and 2006, respectively, for its independent audit of our annual financial statements and the review of the financial statements contained in our quarterly reports on Form 10-Q. In addition, these services included the audit of the Company’s internal controls.
     Audit-Related Fees. Akin Doherty’s fees were $4,630 and $3,990 for 2007 and 2006, respectively, for its review of information related to stock offerings, registration statements and new accounting pronouncements.
     Tax Fees. Akin Doherty’s fees were $30,555 and $28,255 for 2007 and 2006, respectively, for its professional services related to federal and state tax compliance, tax advice and tax planning.
     All Other Fees. Akin Doherty’s fees were $35,387 and $15,520 for 2007 and 2006, respectively, for its professional services related to research and due diligence on proposed transactions and other immaterial items.
     The Audit Committee has considered whether the non-audit services provided by Akin Doherty, including the services rendered in connection with income tax consultation, were compatible with maintaining Akin Doherty’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Akin Doherty as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE
     The Company has long believed that good corporate governance is important to assure that it is managed for the long-term benefit of its stockholders. The Board of Directors and management are committed to good corporate governance practices, transparency in financial reporting and the highest level of integrity and ethics. During the past few years, the Board of Directors has been reviewing existing corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies.
     You can access and print the Charters of the Company’s Audit Committee and Governance and Nominating Committee, as well as its Code of Business Conduct and Ethics and other Company policies and procedures required by applicable law, regulation or Nasdaq listing standards and rules on the “Governance” section of the Company’s website at www.txco.com. Additionally, you can request copies of any of these documents by writing to the Company’s Corporate Secretary at the address provided below.
Communications with the Board of Directors
     The Board of Directors has established a process for security holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board of Directors to whom it is directed to the following address:
TXCO Resources Inc.
c/o Corporate Secretary
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas 78258
     All such communications will be forwarded to the Board member or members specified.
Director Independence
     The Company’s Board of Directors currently consists of seven directors, one of whom serves as our President and Chief Executive Officer and six of whom the Board of Directors has determined to be independent in accordance with the Nasdaq listing standards. Applying these independence standards, the Board of Directors has determined that Messrs. Fitzpatrick, Muckleroy, Edgar, Pint, Roorda, and Tripodo are all independent directors. After due consideration, the Board of Directors has determined that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and they all meet the criteria for independence under the Nasdaq listing standards.
Board and Board Committee Meetings
     During fiscal year 2007, the Board of Directors held a total of 15 meetings and the Board committees held the following meetings: Audit Committee held 9 meetings; Compensation Committee held 11 meetings; and Governance and Nominating Committee held 9 meetings. No director who served during the 2007 fiscal year attended fewer than 75% of the aggregate Board meetings and committee meetings on which such member served. Additionally, each director who served during the 2007 fiscal year attended the 2007 Annual Meeting of Stockholders.

Board Committees
     The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Generally, the Board of Directors designates Board committee assignments in May, following the Annual Meeting of Stockholders.
     Audit Committee. From January 2007 through May 2007, the Audit Committee was comprised of Dennis B. Fitzpatrick, Robert L. Foree, Jr., J. Michael Muckleroy, and Michael J. Pint, with Mr. Fitzpatrick serving as chairperson. From May 2007 through March 17, 2008, the Audit Committee was comprised of Dennis B. Fitzpatrick, Alan L. Edgar, and Michael J. Pint, with Mr. Fitzpatrick serving as chairperson. Since March 18, 2008, pursuant to the terms of the Settlement Agreement entered into by the Company and Third Point et al., the Audit Committee has been comprised of Dennis B. Fitzpatrick, Alan L. Edgar, Michael J. Pint, and Anthony Tripodo, with Mr. Fitzpatrick serving as chairperson. The Board of Directors has determined that all four current members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the Nasdaq listing standards and SEC requirements. The Board has also determined that Messrs. Fitzpatrick and Pint have the attributes of an audit committee financial expert as defined by the SEC. The Audit Committee’s responsibilities include, among other things, (i) appointing, compensating, retaining and overseeing the Company’s independent accountants, (ii) reviewing with Company management and the independent accountants the Company’s accounting and financial reporting controls, (iii) reviewing with Company management and the independent accountants significant accounting and reporting principles, practices and procedures of the Company in preparing its financial statements, (iv) reviewing the scope of the independent accountant’s annual audit, and (v) preparing the annual Audit Committee Report for inclusion in the Company’s Proxy Statement. The Audit Committee has a formal charter.
     Compensation Committee. From January 2007 through May 2007, the Compensation Committee was comprised of Dennis B. Fitzpatrick, Robert L. Foree, Jr., J. Michael Muckleroy, and Michael J. Pint, with Mr. Muckleroy serving as chairperson. From May 2007 through March 17, 2008, the Compensation Committee was comprised of Robert L. Foree, Jr., J. Michael Muckleroy, and Alan L. Edgar, with Mr. Muckleroy serving as chairperson. Since March 18, 2008, pursuant to the terms of the Settlement Agreement entered into by the Company and Third Point et al., the Compensation Committee has been comprised of Alan L. Edgar, J. Michael Muckleroy, and Jacob Roorda, with Mr. Muckleroy serving as chairperson. The Board of Directors has determined that all three current members of the Compensation Committee satisfy the independence requirements of the Nasdaq listing standards. The Compensation Committee’s responsibilities include, among other things, (i) reviewing and approving, or recommending to the Board of Directors for approval, the compensation, equity awards, and employment benefits of all directors and the named executive officers of the Company, (ii) administering the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated, (iii) reviewing and discussing with Company management the “Compensation Discussion and Analysis” and recommending whether such analysis should be included in the Company’s Annual Report on Form 10-K or Proxy Statement, and (iv) preparing the annual Compensation Committee Report for inclusion in the Company’s Annual Report on Form 10-K or Proxy Statement. The Compensation Committee does not have a formal charter. Except as described in the Compensation Discussion and Analysis section of this Proxy Statement, at this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee or other persons.

     Governance and Nominating Committee. From January 2007 through May 2007, the Governance and Nominating Committee was comprised of Robert L. Foree, Jr., Dennis B. Fitzpatrick, J. Michael Muckleroy, and Michael J. Pint, with Mr. Foree serving as chairperson. From May 2007 through March 17, 2008, the Governance and Nominating Committee was comprised of Robert L. Foree, Jr., Dennis B. Fitzpatrick, J. Michael Muckleroy, Michael J. Pint, and Alan L. Edgar, with Mr. Foree serving as chairperson. Since March 18, 2008, pursuant to the terms of the Settlement Agreement entered into by the Company and Third Point et al., the Governance and Nominating Committee has been comprised of Dennis B. Fitzpatrick, J. Michael Muckleroy, Michael J. Pint, Jacob Roorda, and Anthony Tripodo, with Mr. Pint serving as chairperson. The Board of Directors has determined that all five current members of the Governance and Nominating Committee satisfy the independence requirements of the Nasdaq listing standards. The Governance and Nominating Committee’s responsibilities include, among other things, (i) identifying individuals qualified to become directors, (ii) approving director nominations to be presented for stockholder approval at annual meetings and to fill any director vacancies, and (iii) overseeing Board and Board committee evaluations. The Governance and Nominating Committee has a formal charter.
Board Composition and Director Qualifications
     The Governance and Nominating Committee periodically assesses the appropriate size and composition of the Board of Directors and whether any vacancies on the Board of Directors exist or are expected. In the event that vacancies exist, are anticipated or otherwise arise, the Governance and Nominating Committee will review and assess potential director candidates in light of the current makeup of the Board of Directors to ensure such candidates contribute to the mix of skills, core competencies and qualifications of the Board. This assessment includes issues such as experience and expertise. These factors, and others as considered useful by the Governance and Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Governance and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.
     Consideration of new director candidates typically involves a series of internal discussions, interviews with the candidate and review of the candidate’s experience and expertise. Board members typically suggest candidates for nomination to the Board. The Governance and Nominating Committee will consider timely stockholder nominations for directors. Any such nomination, together with a written statement of the nominee’s qualifications and consent to be considered as a director nominee and to serve if elected, should be delivered to the Corporate Secretary of the Company no later than March 18, 2009, and no earlier than February 16, 2009, to be considered for inclusion in the proxy statement in connection with next year’s Annual Meeting of Stockholders. The nomination should set forth the specific information required by the Company’s Amended and Restated Bylaws, which requirements are summarized below in the “Stockholder Proposals for the 2009 Annual Meeting” section of this Proxy Statement. The Governance and Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.
Certain Relationships and Related Person Transactions
     Generally, as set forth in the Audit Committee Charter, the Audit Committee is charged with the responsibility of reviewing and pre-approving all “related-person transactions” (as defined in Item 404 of Regulation S-K promulgated by the SEC). Related-person transactions are also periodically reassessed to ensure their continued appropriateness. As required under SEC regulations, “related-person transactions” are disclosed in the Company’s proxy statement. In the course of its review of a “related-person transaction,” the Audit Committee considers:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	The importance of the transaction to the related person;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	Any other matters the Audit Committee deems appropriate.
     Mr. Grinsfelder, the Company’s Vice President-Exploration, was an executive officer of Output Exploration, LLC prior to joining the Company in May 2007. As a result of the Company’s acquisition of Output Exploration, LLC in April 2007, and Mr. Grinsfelder’s ownership interests in Output Exploration, LLC, he received cash sales proceeds of approximately $298,842 in connection the Company’s acquisition of Output Exploration, LLC. The Board of Directors approved Mr. Grinsfelder’s employment with the Company.
     On March 15, 2008, the Company and Third Point et al. entered into a Settlement Agreement with respect to a lawsuit pending in the Delaware Court of Chancery and a related proxy contest in which Third Point sought to seat three directors on TXCO’s Board of Directors. For further discussion of the Settlement Agreement, see Proposal 1 of this Proxy Statement. The Board of Directors approved the Settlement Agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth information concerning all persons known to the Company to beneficially own more than five percent of the Company’s common stock, $0.01 par value per share, as of December 31, 2007, except for Third Point LLC and Capital Ventures International, which is as of February 28, 2008 and March 4, 2008, respectively. Unless otherwise indicated in the footnotes below, “beneficially own” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.
     Third Point LLC and its affiliates entered into a Settlement Agreement with the Company on March 15, 2008, pursuant to which Third Point and its affiliates agreed to vote in favor of each of the proposals included in this Proxy Statement at the annual meeting. The shares beneficially owned by Third Point and its affiliates are included in the table below. See Proposal 1 of this Proxy Statement for further discussion of the Settlement Agreement.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent Owned
Lazard Asset Management, LLC (1) 30 Rockefeller Plaza New York, New York 10112	1,764,613	5.17%

Capital Ventures International (2) One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies	3,585,687	9.5%

Manulife Financial Corporation (3) 200 Bloor Street, East, Toronto, Ontario, Canada, M4W 1E5	1,842,021	5.39%

Third Point LLC (4) 390 Park Avenue New York, New York 10022	2,820,000	8.3%

(1)	Information relating to Lazard Asset Management, LLC is based on its Schedule 13G/A1, filed with the SEC on February 7, 2008. Lazard Asset Management’s Schedule 13G/A1 indicates that it has sole voting power only with respect to 1,693,170 shares, and sole dispositive power with respect to 1,764,613 shares, of the Company’s common stock.

(2)	Information relating to Capital Ventures International is based on its Schedule 13G/A1, filed with the SEC on February 4, 2008 and the Company’s recent private placement of its Series E convertible preferred stock and related exchange of its existing Series C convertible preferred stock for Series D convertible preferred stock with certain holders of the Series C convertible preferred stock, including Capital Ventures International on March 4, 2008. On March 4, 2008, Capital Ventures International exchanged 25,500 shares of the Company’s Series C convertible preferred stock for 25,500 shares of the Company’s Series D convertible preferred stock and purchased an additional 15,000 shares of the Company’s Series E convertible preferred stock for $1,000 per share. The shares reported as beneficially owned by Capital Ventures International are issuable upon conversion of the Company’s Series D convertible preferred stock and the Company’s Series E convertible preferred stock (the “Preferred Shares”), which are both convertible into the Company’s common stock at an initial conversion price of $14.48 and $17.36 per share, respectively; provided, that under the terms of the Preferred Shares, a holder may not convert the Preferred Shares to the extent such conversion would cause such holder, together with its affiliates, to beneficially own a number of shares of the Company’s common stock which would exceed 9.99% of the Company’s then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of the Company’s common stock issuable upon conversion of the Preferred Shares which have not been converted. Capital Ventures International had the right to purchase up to an additional 13,909 shares of the Company’s Series D convertible preferred stock by delivering notice to the Company on or prior to March 20, 2008 (or, at the Company’s option, May 20, 2008). On March 20, 2008, the Company received notice from Capital Ventures International electing to exercise its option to purchase an additional 13, 909 shares of the Series D convertible preferred stock, which purchase is expected to close on or about April 7, 2008. Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of all shares owned by Capital Ventures International. Capital Ventures International and Heights Capital Management, Inc. each disclaim any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(3)	Information relating to Manulife Financial Corporation is based on its Schedule 13G, filed with the SEC on February 7, 2008. Manulife Financial Corporation’s Schedule 13G indicates that MFC Global Investment Management (U.S.A.) Limited has sole voting power and sole dispositive power of 15,264 shares of the Company’s common stock and MFC Global Investment Management (U.S.), LLC has sole voting power and sole dispositive power of 1,826,757 shares of the Company’s common stock. MFC Global Investment Management (U.S.A.) Limited and MFC Global Investment Management (U.S.), LLC are indirect wholly owned subsidiaries of Manulife Financial Corporation.

(4)	Information relating to Third Point LLC is based on its Schedule 13D/A3 filed with the SEC on March 18, 2008 on behalf of Third Point and Daniel S. Loeb, an individual. Third Point LLC is the investment manager or adviser to a variety of funds and managed accounts, referred to herein collectively as the Funds. The Funds directly own the reported shares of the Company’s common stock and Third Point LLC and Mr. Loeb may be deemed to have beneficial ownership over such shares by virtue of the authority granted to them by the Funds to vote and to dispose of the securities held by the Funds, including the reported shares of the Company’s common stock.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table reflects information regarding beneficial ownership of the Company’s common stock, $0.01 par value per share, by each of its current directors, each director nominee named in this Proxy Statement, each named executive officer set forth in the Summary Compensation Table and all other executive officers of the Company, and by all such persons as a group, as of March 25, 2008. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

	Number of Shares
Name (1)	Beneficially Owned (2)	Percent Owned (%)

Alan L. Edgar (3)	277,433	0.80

Dennis B. Fitzpatrick (4)	162,893	0.47

J. Michael Muckleroy (5)	198,000	0.57

Michael J. Pint	215,000	0.62

Jacob Roorda	40,000	0.11

Anthony Tripodo	40,000	0.11

James E. Sigmon (6)	418,238	1.20

P. Mark Stark (7)	104,349	0.30

M. Frank Russell	58,023	0.17

James J. Bookout	78,831	0.23

Roberto R. Thomae (8)	154,319	0.45

Gary S. Grinsfelder	35,000	0.10

Richard A. Sartor	22,194	0.06

All Directors and Executive Officers as a group (13 people) (9)	1,804,280	5.15

(1)	Unless otherwise indicated, the mailing address for each of the individuals is 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258.

(2)	In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: 25,000 for Mr. Bookout, 50,000 for Mr. Stark, and 100,000 for Mr. Thomae. This column also includes unvested restricted shares of the Company’s common stock as follows: 15,000 for Mr. Edgar, 28,334 for Mr. Fitzpatrick, 28,334 for Mr. Muckleroy, 15,000 for Mr. Pint, 40,000 for Mr. Roorda, 40,000 for Tripodo, 40,000 for Mr. Stark, 40,000 for Mr. Russell, 40,000 for Mr. Bookout, 40,000 for Mr. Thomae, 35,000 for Mr. Grinsfelder, and 19,500 for Mr. Sartor. The holders of the unvested shares of restricted stock have no investment or voting power with respect to such shares.

(3)	Includes (i) 6,000 shares held by Mr. Edgar’s immediate family member, for which Mr. Edgar has neither investment nor voting power and disclaims beneficial ownership, and (ii) 271,433 shares beneficially owned by Mr. Edgar that are pledged as security in a margin account.

(4)	Includes (i) 53,447 shares held in Mr. Fitzpatrick’s Individual Retirement Account, and (ii) 41,655 shares held in the Fitzpatrick Living Trust.

(5)	Includes (i) 15,000 shares held by Mr. Muckleroy’s immediate family member, and (ii) 90,000 in the Dorothy Sine Family Partnership.

(6)	Includes (i) 9,980 shares held in Mr. Sigmon’s Individual Retirement Account, and (2) 4,420 shares held in Mr. Sigmon’s immediate family member’s Individual Retirement Account for which Mr. Sigmon has neither investment nor voting power and disclaims beneficial ownership.

(7)	Includes 50 shares held by Mr. Stark’s immediate family member, for which Mr. Stark has neither investment nor voting power and disclaims beneficial ownership.

(8)	Includes 500 shares beneficially owned by Mr. Thomae that are pledged as security in a margin account.

(9)	Includes 175,000 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days; 381,168 shares of restricted common stock, for which the holders have neither investment nor voting powers; and 10,470 shares for which the holders have neither investment nor voting powers and disclaim beneficial ownership.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers, and persons who own more than ten percent (10%) of the Company’s common stock file initial reports of ownership and reports of changes in ownership of such common stock with the SEC. Officers, directors, and stockholders who own more than ten percent (10%) of the Company’s common stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based on a review of such available reports, the Company believes that all required Section 16(a) filings were timely made by these reporting persons during the 2007 fiscal year, except that James J. Bookout, due to administrative error, did not timely file one Form 4 reporting one reportable transaction.

EXECUTIVE OFFICERS
     The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders. The following table sets forth the names and ages of the executive officers of the Company and all positions they hold with the Company.

Name	Age	Positions
James E. Sigmon (1)	59	Chairman, President and Chief Executive Officer
James J. Bookout (2)	46	Vice President and Chief Operating Officer
Gary S. Grinsfelder (3)	58	Vice President — Exploration
P. Mark Stark (4)	53	Vice President, Treasurer and Chief Financial Officer
Roberto R. Thomae (5)	57	Vice President — Capital Markets and Corporate Secretary
M. Frank Russell (6)	59	Vice President and General Counsel
Richard A. Sartor (7)	55	Controller

(1)	Mr. Sigmon has served as the Company’s President and Chief Executive Officer since February 1985 and also from July 1984 to October 1984. Mr. Sigmon served as a Director of the Company since 1984 and in December 2006 he was elected Chairman of the Board. As an engineer, Mr. Sigmon has been active for over 35 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of Retamco Properties, a private oil and gas exploration company, based in San Antonio, Texas that was active in drilling wells in South Texas. He served as a Director of ExproFuels, Inc., a former subsidiary of the Company from 1994 to 1998. Mr. Sigmon received his Bachelor of Science degree in electrical engineering from the University of Texas at Arlington.

(2)	Mr. Bookout, P.E., has served as the Company’s Vice President and Chief Operating Officer since June 2003. Mr. Bookout joined the Company in 2002 as Operations Manager. He is responsible for all of the Company’s exploration, drilling and production functions. Mr. Bookout has over 20 years experience in exploration and production operations, serving in operation positions with such firms as Pioneer Natural Resources USA Inc. (NYSE: PXD) as Senior Operations Engineer, Abraxas Petroleum Corp. (AMEX:ABP) as Senior Operations Engineer, Network International as Engineering/Marketing Manager, and Venus Exploration Inc. (NASDAQ: VFNX) as Operations Manager. Since 2007, Mr. Bookout has served as Chief Operating Officer for the Company’s subsidiaries Eagle Pass Well Service, Texas Tar Sands, TXCO Drilling, TXCO Energy, PPL Operating Inc., Maverick Dimmit Pipeline, L.L.P., Maverick Gas Marketing, Output Acquisitions Inc. and Opex Energy. He received a Bachelor of Science degree in petroleum engineering from Texas A&M University in 1984.

(3)	Mr. Grinsfelder has served as the Company’s Vice President-Exploration since May 2007. He is responsible for all of the Company’s exploration and development activities. He was Executive Vice President of Exploration and Business Development for Output Exploration, LLC prior to its acquisition by the Company in April 2007. A geologist with more than 30 years of oil and gas industry experience, he was Vice President of Exploration for Triad Energy before joining Output Exploration, LLC in 1994. Earlier, he was with Union Oil Company of California, American Petrofina and Spartan Petroleum Corporation. Mr. Grinsfelder serves as a Director of Royale Energy, Inc. (NASDAQ:ROYL). Mr. Grinsfelder holds a B.S. in Geology from Southern Methodist University, and pursued studies at the University of Puerto Rico and University of Houston.

(4)	Mr. Stark has served as the Company’s Vice President, Treasurer and Chief Financial Officer since June 2003. He is responsible for all of the Company’s accounting, finance and treasury functions for the Company and its subsidiaries. Mr. Stark has over 25 years of corporate financial experience with an emphasis in the natural resources and agribusiness industries. He previously served as Chief Financial Officer of Alamo Water Refiners, Inc., Dawson Production Services Inc. (NYSE: DPS), and Venus Exploration Inc. (NASDAQ: VFNX), before joining the Company. He received a Bachelor of Business Administration from the University of Texas at Austin and a MBA from Southern Methodist University.

(5)	Mr. Thomae has served as the Company’s Vice President of Capital Markets since June 2003. He is responsible for the Company’s financial markets and investment community contacts, investor relations and corporate communications. Mr. Thomae has over 30 years of corporate financial experience with an emphasis in the management of public and private oil and gas exploration companies, including providing audit and tax advisory services while employed with several international public accounting firms. He has served as the Company’s Corporate Secretary since March 1997. He served as the Company’s Chief Financial Officer, Treasurer and Vice President-Finance from September 1996 through June 2003. From September 1995 through September 1996 he was a consultant to the Company in a financial management capacity. From 1989 through 1995, Mr. Thomae was self-employed as a management consultant primarily involved in the development of domestic and international oil and gas exploration projects and the marketing of refined products. He received a Bachelor of Business Administration degree in accounting from the University of Texas at Austin.

(6)	Mr. Russell has served as the Company’s Vice President and General Counsel since March 2006. He is responsible for all corporate legal matters of the Company and its subsidiaries, including acquisitions, regulatory, contracts and litigation. He has 35 years of legal experience with an emphasis on the energy industry and corporate law, including 22 years as lead outside counsel to the Company. He joined the Company from Barton, Schneider, Russell & East L.L.P., a San Antonio-based law firm, where he was Managing Partner. Mr. Russell received Bachelor of Arts and Doctor of Jurisprudence degrees from the University of Texas at Austin.

(7)	Mr. Sartor has served as the Company’s Controller since April 1997. He has nearly 30 years of accounting and energy industry experience. A Certified Public Accountant since 1980, Mr. Sartor operated a private accounting practice from 1989 to 1997 and has been with such companies as Tesoro Petroleum, Gulf Energy & Development and Hondo Oil & Gas. Mr. Sartor received a Bachelor of Business Administration degree from the University of Texas at Austin and a MBA from the University of Texas at San Antonio.
COMPENSATION OF DIRECTORS
     The principal objectives of our director compensation program is to compensate directors for time spent on the Company’s behalf, to ensure long-term retention of directors and to align directors’ compensation with the long-term interests of our stockholders. We attempt to accomplish these objectives in an economical manner through a combination of cash retainer fees and restricted stock grants.
     The Board of Directors, upon the recommendation of the Compensation Committee, approves annual compensation for directors who are not officers or employees of the Company or its subsidiaries. In approving non-employee director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.
     Each new non-employee director receives 40,000 restricted shares of the Company’s common stock, vesting in three equal annual installments. Additionally, beginning in 2007, non-employee directors receive an annual cash retainer of $30,000. Prior to 2007, the annual cash retainer was $20,000. The Chairperson of the Audit Committee and Compensation Committee receive an additional annual cash retainer of $10,000 per year. Non-employee directors also receive a cash fee of $1,000, plus travel expenses, for attendance at each meeting of the Board of Directors.

     Continuing non-employee directors receive an annual restricted stock award, the amount of which is determined by the Board of Directors in its discretion. Generally, this award would be granted in January of each year; however, due to the negotiation and acquisition of Output Exploration, LLC in the beginning of 2007, all equity awards to employees and directors were deferred until May 2007. On May 11, 2007, the Board of Directors granted each non-employee director a restricted stock award consisting of 10,000 shares of the Company’s common stock. These restricted stock awards vest on the one-year anniversary of their grant date, May 11, 2008.
     Directors who are employees of the Company do not receive any additional compensation for their services as directors. In January 2008, the Company engaged Propensity/Hayes International to review the Company’s director compensation program. To date, no changes to non-employee director compensation have been made as a result of this review.
     The following table reflects the compensation paid to the Company’s non-employee directors for 2007. The compensation paid to Mr. Sigmon, the Company’s Chairman, President and Chief Executive Officer, is presented below in the Summary Compensation Table and the related explanatory tables.

2007 Director Compensation Table

	Fees Earned
	or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($) (1) (2)	($) (3)	($)
(a)	(b)	(c)	(d)	(h)

Alan L. Edgar	44,000	73,125	—	117,125
Dennis B. Fitzpatrick	52,000	183,000	—	235,000
Robert L. Foree, Jr. (4)	43,000	73,125	—	116,125
Jon Michael Muckleroy	54,000	183,000	—	237,000
Michael J. Pint	44,000	73,125	—	117,125

(1)	These amounts reflect the compensation expense recognized by the Company during 2007 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards, except no assumptions for forfeitures were included, and includes restricted stock awards granted in 2006 and 2007, as applicable. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007. As of December 31, 2007, Mr. Edgar held 10,000 shares of restricted stock; Mr. Fitzpatrick held 36,667 shares of restricted stock; Mr. Foree held 10,000 shares of restricted stock; Mr. Muckleroy held 36,667 shares of restricted stock; and Mr. Pint held 10,000 shares of restricted stock.

(2)	The grant date fair value of the restricted stock awards granted in 2007 computed in accordance with FAS 123R for Messrs. Edgar, Fitzpatrick, Foree, Muckleroy, and Pint was $112,800 each. The Company does not currently expect to pay dividends on its common stock.

(3)	None of the non-employee directors held any stock options as of December 31, 2007.

(4)	Pursuant to the terms of the Settlement Agreement, dated March 15, 2008, among the Company and Third Point, et al., Mr. Foree resigned as a director of the Company on March 18, 2008. See Proposal 1 for further discussion of the Settlement Agreement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy, Principles and Policies
     In order to understand our compensation philosophy, principles and policies, it is helpful to understand our historical financial performance. Prior to 2004, we showed profits in only three years since our formation in 1979. During most of this 24-year period, oil and gas prices were low, sources of debt and equity capital were scarce and our assets were generally illiquid. These conditions forced us to minimize general and administrative overhead, including executive and director compensation, to permit the Company to survive and grow. Until 2007, our philosophy, policies and programs for executive and director compensation were for the most part established during these lean years.
     In 2007, based upon the Company’s financial performance in 2006 and recent past years, the findings of several benchmark analyses (as further described below), and the Company’s acquisition of Output Exploration, LLC, the Compensation Committee made certain modifications to the named executive officers’ compensation.
     The Company’s executive compensation program is designed to accomplish the following objectives:
•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of stockholder value;

•	To reward executives when the Company performs well financially; and

•	To be competitive with the Company’s peers without establishing compensation targets at specific benchmark percentiles.
     The Compensation Committee believes that compensation decisions are complex and best made after a review of Company performance and competitive pay information of the Company’s peers. Specifically, in determining individual pay components of the named executive officers, the Compensation Committee considers the Company’s financial and operational performance, such as earnings per share, profitability, cash flow as determined by several measures, revenue growth, reserve replacement and business-unit-specific operational and financial performance.
     The Compensation Committee designs and approves executive compensation packages to reward both Company performance and the achievement of strategic business objectives, which the Compensation Committee believes aligns the long-term interests of the named executive officers with stockholders. Accordingly, as the Company’s production, reserves, cash flow as determined by several measures, and profits increase, so does executive compensation. Conversely, if production, reserves and profits decrease, executive compensation may be less generous.
     The Company’s Chief Executive Officer, Mr. Sigmon, entered into an employment agreement with the Company in October 1984. Under the terms of this agreement, Mr. Sigmon’s employment may be terminated by either the Company or Mr. Sigmon upon 90 days written notice, with or without cause.

Role of the Compensation Committee
     The Compensation Committee approves, or recommends to the Board of Directors for approval, all compensation decisions for the named executive officers, including base salaries, short-term cash incentive awards and long-term equity incentive awards. The Compensation Committee also administers the Company’s 2005 Stock Incentive Plan.
     The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving executive compensation, the Compensation Committee reviews and considers, among other things:
•	The Chief Executive Officer’s recommendations on executive compensation, except for his own compensation;

•	The Company’s financial and operating performance;

•	Competitive pay information of the Company’s peers;

•	Recommendations of the Company’s compensation consultant; and

•	Historical compensation information of each named executive officer and changes in the cost-of-living, if any.
Role of the Chief Executive Officer and Chief Financial Officer
     The Company’s Chief Executive Officer, Mr. Sigmon, regularly attends Compensation Committee meetings, but not executive sessions. In 2007, Mr. Sigmon advised the Compensation Committee regarding, among other things, (i) the general competitiveness of the Company’s executive compensation program, (ii) information on the Company’s business strategies and risks, financial results, reserve replacement, and other measures of operational performance, (iii) the findings of a benchmark analysis performed by the Company’s outside Human Resource Manager, Padgett, Stratemann & Co., L.L.P., certified public accountants and business advisors (“Padgett”), (iv) the findings and recommendations of the Company’s Compensation Consultant, Propensity/Hayes International (“Propensity”), and (v) his recommendations of the named executive officers’ base salaries, short-term cash incentive awards and long-term equity incentive awards, other than himself. Mr. Sigmon did not make any recommendations to the Compensation Committee regarding the amount of his base salary, short-term cash incentive award or long-term equity incentive award in 2007.
     In connection with Padgett’s and Propensity’s engagements with the Company in 2007, both of these advisors reported to Mr. Sigmon and Mr. Stark, the Company’s Chief Financial Officer. Mr. Stark assisted the Compensation Committee and Mr. Sigmon in compiling competitive pay information and financial and operational performance information, as well as coordinating with Padgett and Propensity to ensure that the Compensation Committee’s requests regarding executive compensation were addressed.

Role of the Outside Human Resources Manager and Compensation Consultant
     In November 2006, the Company requested Padgett to conduct a benchmark analysis of numerous key employees’ base salaries, including the named executive officers. This review was performed utilizing the most recent Mercer Energy Compensation Survey and ECI Oil & Gas E&P Compensation Survey. The Mercer Energy Compensation Survey contains data submitted by over 180 organizations involved in the oil and gas industry, and the ECI Oil & Gas E&P Compensation Survey contains data submitted by almost 100 oil and gas exploration and production companies. The Compensation Committee considered the competitive pay information provided by these two surveys equally relevant and important. As a result of this review, the Compensation Committee increased the named executive officers’ base salaries effective January 1, 2007, as further described below.
     In connection with the Company’s acquisition of Output Exploration, LLC in April 2007, the Company engaged Propensity, a compensation consultant, to review a variety of compensation issues. In general, Propensity conducted a benchmark analysis to ensure certain employees, including the named executive officers, were adequately compensated in terms of base salary, short-term incentive pay and long-term incentive pay. As a result of this review, the Compensation Committee increased some of the named executive officers’ base salaries effective May 15, 2007, as further described below.
Benchmarking of Executive Compensation
     In approving the named executive officers’ base salaries during 2007, the Compensation Committee reviewed and considered the findings of two separate benchmark analyses. In evaluating competitive pay information, the Compensation Committee did not target the named executive officers’ compensation to specific percentiles. Instead, the Compensation Committee approved individual pay components and total compensation levels using an approach that focused on the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ compensation. The benchmark analyses referred to above provided the Compensation Committee the framework necessary to make these fairness determinations, as well as assisted them in determining whether such compensation levels accomplished the executive compensation program’s objectives.
     In March 2007, Propensity benchmarked the Company’s executive compensation program against the following oil and gas exploration and production companies:

•	Abraxas Petroleum

•	American Oil & Gas, Inc.

•	Arena Resources

•	Bois d’Arc Energy

•	Brigham Exploration

•	Callon Petroleum

•	Cano Petroleum

•	Carrizo Oil & Gas, Inc.

•	Clayton Williams Energy, Inc.

•	Dorchester Minerals

•	Edge Petroleum

•	Gastar Expl Ltd

•	GMX Resources, Inc.
•	Goodrich Petroleum

•	Gulfport Energy

•	Harken Energy

•	Harvest Natural Resources, Inc.

•	Meridian Resource Corp.

•	Parallel Petroleum

•	Petrohawk, Inc.

•	Petroleum Development Corp.

•	PetroQuest Energy

•	PrimeEnergy Corp.

•	Toreador Reserve Corp.

•	Warren Resources

     The above peer companies were selected by Propensity, with the assistance of the Company, based upon their market capitalization, annual revenue and geographical location. The Company elected not to use the peer group utilized in the Company’s performance graph for purposes of benchmarking executive compensation, because the Compensation Committee believed the above companies better represented the Company’s direct competitors for employee talent. The Company has been operating in an extremely competitive labor market in the past few years and believes it competes for executive talent with each of these above companies on a regular basis.
     The Compensation Committee approves compensation at levels it believes are fair and will accomplish the executive compensation program’s objectives. The Compensation Committee further believes that not restricting compensation levels to specific benchmark percentiles enables it to be responsive to the specific performance of the Company and the dynamics of its industry.
Elements of Compensation
     Total compensation for the named executive officers consists of one or more of the following components:
•	Base salary;

•	Short-term cash incentive award;

•	Long-term equity incentive award; and

•	Other perquisites.
     Generally, the Compensation Committee annually reviews each element of compensation individually and considers it collectively with the other elements to ensure each named executive officer’s total compensation is consistent with the executive compensation program’s objectives.

Base Salary
     The Company provides the named executive officers with a base level of monthly income for the individual expertise, skills, knowledge and experience they offer to the Company’s management team. One or more of the named executive officers’ base salary was increased on January 1, 2007 and on May 15, 2007, as follows:

	Base Salary	Base Salary	Base Salary	Base Salary
	as of 12/31/06 ($)	as of 1/1/07 ($)	as of 5/15/07 ($)	as of 12/31/07 ($)

James E. Sigmon,	260,000	350,000	350,000	350,000
Chairman, President & CEO

P. Mark Stark,	175,000	210,000	220,000	220,000
VP & CFO

M. Frank Russell,	150,000	172,000	185,000	185,000
VP & General Counsel (1)

James J. Bookout,	160,000	192,000	200,000	200,000
VP & COO

Roberto R. Thomae,	160,000	176,000	185,000	185,000
VP-Capital Markets and Corporate Secretary

Gary S. Grinsfelder,	—	—	185,000	185,000
VP-Exploration (2)

(1)	Mr. Russell joined the Company in March 2006.

(2)	Mr. Grinsfelder joined the Company in May 2007 in connection with the Output Exploration, LLC acquisition.
     The Compensation Committee approved the base salary increases on January 1, 2007 as a result of its belief that base salaries were below market in 2006 and in prior years. The Compensation Committee made this determination based upon, among other things (i) the Company’s strong financial performance in 2006 and recent prior years, and (ii) the benchmark analysis performed by Padgett.
     As reflected in the above table, on May 15, 2007, each named executive officer, other than Mr. Sigmon, received an increase in base salary. The Compensation Committee approved these increases as a result of (i) each named executive officer’s increase in responsibilities as a result of the Company’s consummation of the Output Exploration, LLC acquisition, and (ii) the benchmark analysis performed by Propensity. The acquisition of Output Exploration, LLC doubled the Company’s proved reserves and increased its current oil and gas production by nearly two-thirds.
     The amounts that the named executive officers’ salaries were increased in January and May 2007 were not based upon specific benchmark percentiles or upon a formula-driven framework. Instead, the increases were based upon the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ base salaries. In light of Mr. Sigmon’s overriding royalty interest income, the Compensation Committee determined Mr. Sigmon’s compensation was in-line with the executive compensation program’s objectives and, therefore, his base salary was not increased on May 15, 2007.

     In 1994, the Board of Directors granted Mr. Sigmon a one percent (1%) overriding royalty interest in its Paloma and Kincaid Leases in Maverick County, Texas (when this overriding royalty interest had little or no value), in consideration of Mr. Sigmon agreeing to reduce his base salary to $72,000 per year. In 1996, the Board of Directors expanded this agreement to include a one percent (1%) overriding royalty interest in all oil and gas leases that the Company had then acquired or would acquire during Mr. Sigmon’s term as Chief Executive Officer. In connection with the Company’s acquisition of Output Exploration, LLC in April 2007, the Company is required to grant Mr. Sigmon a 1% overriding royalty interest in each of the oil and gas leases acquired in this acquisition. For accounting purposes, the Company has recorded the value of Mr. Sigmon’s 1% overriding royalty interests for these recently purchased properties at approximately $1,026,000. To date, the Company has not effected the assignment of these overriding royalty interests to Mr. Sigmon and, therefore, no royalty income has been paid to Mr. Sigmon with respect to these interests. At the time these agreements were made, Mr. Sigmon’s income from the overriding royalty interests was almost nonexistent, but due to the Company’s success since 1996 under Mr. Sigmon’s leadership, Mr. Sigmon’s 2007 gross overriding royalty income equaled $1,171,690, of which $175,526 pertained to the royalty income associated with the oil and gas leases acquired in the Output Exploration, LLC acquisition and has not been paid to date.
     In 1994 and 1996, when the Board of Directors agreed to grant Mr. Sigmon his overriding royalty interest, the Board believed that this arrangement would align Mr. Sigmon’s interests with the success of the Company’s oil and gas exploration and production activities, and the Board continues to hold this belief.
     The overriding royalty interests are Mr. Sigmon’s transferable real property rights and are independent from his employment with the Company. Mr. Sigmon is entitled to retain any existing overriding royalty interests he may own upon his separation with the Company. In order to provide a full picture to the Company’s stockholders of all of Mr. Sigmon’s income streams, the Company has historically disclosed the amount of royalty income received by Mr. Sigmon in the Summary Compensation Table included in the Company’s annual proxy statement, specifically footnoting that such amount is derived from the overriding royalty interests. Additionally, the income received by Mr. Sigmon from his overriding royalty interests has historically been taken into account by the Compensation Committee and the Board of Directors, as applicable, in setting Mr. Sigmon’s base salary and bonus compensation.
     In Proposal 3 of this Proxy Statement, the Company is soliciting stockholder approval of the adoption of the TXCO Resources Inc. Overriding Royalty Purchase Plan pursuant to which the Company may purchase Mr. Sigmon’s overriding royalty interests in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon. See Proposal 3 for further discussion of such potential purchases.

Short-Term Cash Incentive Award
     Each named executive officer is eligible for a short-term, year-end cash incentive award. Generally, the amount of the cash incentive award, if paid, is equal to one-half of one month’s salary. The payment of the short-term cash incentive award is in the Compensation Committee’s sole discretion. While the payment of the cash incentive award is not based upon pre-established performance goals, its payment has historically depended upon the Company’s financial and operating performance during the year. Accordingly, the payment of short-term cash incentive awards are intended to reward the named executive officers when the Company performs well financially. For 2007, each of the named executive officers received the short-term cash incentive award.
Long-Term Equity Incentive Award
     The Company’s 2005 Stock Incentive Plan is designed to align the long-term interests of employees with the Company’s stockholders and forms the basis of the Company’s long-term incentive plan for the named executive officers. The Company believes that a significant portion of an executive’s compensation should be dependent on value created for our stockholders. In May 2007, the Company granted restricted stock awards to its key employees, including most of the named executive officers. Generally, long-term incentive awards are granted to key employees in January of each year; however, due to the acquisition of Output Exploration, LLC, the equity awards were made in May 2007. The 2008 equity awards were made in January 2008.
     In determining the size of the long-term equity incentive award to the named executive officers, the Compensation Committee generally considers the following factors:
•	Recommendations of the Company’s Chief Executive Officer;

•	The Company’s financial and operational performance, including earnings per share, profitability, revenue growth, cash flow, reserve replacement and business-unit-specific operational and financial performance;

•	The equity grant practices of the Company’s peers, without establishing award targets at specific benchmark percentiles;

•	Overall effectiveness of the Company’s executive compensation program; and

•	Historical compensation levels for each named executive officer.
     In 2007, each named executive officer, other than Mr. Sigmon and Mr. Grinsfelder, received 20,000 restricted shares of the Company’s common stock, vesting in three equal annual installments. Mr. Grinsfelder received 25,000 restricted shares of the Company’s common stock in connection with joining the Company in May 2007, which vest in three equal annual installments. The amount of the 2007 restricted stock award granted to these named executive officers was not based upon specific benchmark percentiles or upon a formula-driven framework. Instead, the amount was based upon the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ total compensation in 2007.
     In light of Mr. Sigmon’s overriding royalty interests, the Compensation Committee determined Mr. Sigmon’s total compensation for 2007 was fair and in-line with the executive compensation program’s objectives and, therefore, he was not granted a long-term incentive award in 2007. Mr. Sigmon has not received a long-term equity incentive award since 1998.

Other Perquisites
     From time to time, the Company makes available to the named executive officers certain other fringe benefits. These perquisites may include club memberships, tickets to sporting or cultural events, tickets to community events, and matching contributions under the Company’s 401(k) Plan. The Company also provides all of its employees, including the named executive officers, certain health insurance benefits.
     The Compensation Committee believes these perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for 2007, the Compensation Committee considered these perquisites. However, as these perquisites represent a relatively insignificant portion of the named executive officers’ total compensation, they did not materially influence the Compensation Committee’s decision in approving such officers’ total compensation.
Change of Control Agreements
     The Company has change of control agreements with James E. Sigmon, James J. Bookout, P. Mark Stark, M. Frank Russell, Roberto R. Thomae, and Gary S. Grinsfelder, as well as most other employees of the Company. Under these agreements, upon a change of control of the Company, Mr. Sigmon would be paid three times his annual salary and Messrs. Bookout, Stark, Russell, Thomae and Grinsfelder would each be paid two times their annual salary, regardless of whether their employment with the Company is terminated after such event.
     The Compensation Committee did not consider the terms of the change of control agreements in approving the named executive officers’ individual pay components or total compensation levels in 2007. Further information regarding these agreements is set forth below in the “Change of Control and Termination Arrangements” section of this Proxy Statement.
Tax Considerations
     Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next three most highly compensated officers, excluding the Chief Financial Officer. However, compensation that is “performance-based,” which is compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Compensation Committee according to related regulations, is excluded from this $1,000,000 limitation and is deductible by the Company.

Equity Grant Practices
     The Compensation Committee has approved, or recommended to the Board of Directors for approval, all grants of equity compensation to the named executive officers. Additionally, from time-to-time, the Compensation Committee authorizes Mr. Sigmon to make equity awards to non-executive employees. While the Compensation Committee may not approve the individual award amounts to each non-executive employee, the aggregate amount of shares of the Company’s common stock that may be awarded to the non-executive employees is approved by the Compensation Committee or the Board of Directors. The Company does not have a formal policy on timing of equity grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.
Executive Compensation in 2008
     In January 2008, the Compensation Committee approved, or recommended to the Board of Directors for approval, to increase the base salaries of Messrs. Stark, Russell, Bookout, Thomae, and Grinsfelder to $235,000, $195,000, $220,000, $195,000 and $220,000, respectively. Mr. Sigmon did not receive a base salary increase in January 2008.

2007 Executive Compensation
     The following table summarizes total compensation paid or earned by our named executive officers who served in such capacities during 2007 and 2006. Although Mr. Grinsfelder was not one of the Company’s three most highly compensated executive officers in 2007, given the importance of his position to the success of the Company, his compensation data has been included voluntarily in the executive compensation tables set forth below.
Summary Compensation Table

						All Other
Name and		Salary	Bonus	Stock Awards	Option Awards	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

James E. Sigmon,	2007	350,000	13,462	—	—	2,221,948	2,585,410
Chairman, President	2006	260,000	10,833	—	—	989,252	1,260,085
& CEO

P. Mark Stark,	2007	216,154	8,462	131,767	—	13,834	370,217
VP & CFO	2006	175,000	7,292	80,575	18,000	875	281,742

M. Frank Russell,	2007	180,192	7,115	155,067	—	18,642	361,016
VP & General	2006	125,000	6,250	83,400	—	188	214,838
Counsel (5)

James J. Bookout,	2007	196,923	7,692	131,767	—	18,156	354,538
VP & COO	2006	160,000	6,667	80,575	18,000	4,000	269,242

Roberto R. Thomae,	2007	181,535	7,115	131,767	—	18,808	339,225
VP-Capital Markets	2006	160,000	6,667	80,575	—	4,800	252,042
and Corporate Secretary

Gary S. Grinsfelder,	2007	92,500	7,115	54,833	—	2,620	157,068
VP-Exploration (6)

(1)	For 2007, these amounts reflect the short-term cash incentive award paid in 2007, which is further discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	For 2007, these amounts reflect the compensation expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards, except no assumptions for forfeitures were included, and includes restricted stock awards granted in 2006 and 2007, as applicable. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007.

(3)	For 2007, these amounts reflect the compensation expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with FAS 123R for stock option awards, except no assumptions for forfeitures were included, and includes stock options granted in 2004. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007.

(4)	For 2007, these amounts represent for Mr. Sigmon: $996,164 in royalty income received from his overriding royalty interests in Company oil and gas leases, the 1% overriding royalty interests in the oil and gas leases acquired in connection with the Output Exploration, LLC acquisition in April 2007, which was valued by the Company at $1,025,870, and $175,526 in royalty income due to Mr. Sigmon because the 1% overriding royalty interests associated with the oil and gas leases acquired by the Company in connection with the Output Exploration, LLC acquisition have not been assigned to Mr. Sigmon, $6,750 matching contribution to the Company’s 401(k) Plan, $5,482 for club dues, and $12,156 for sporting event tickets; for Mr. Stark: $1,081 matching contribution to the Company’s 401(k) Plan, $597 for club dues, and $12,156 for sporting event tickets; for Mr. Russell: $5,406 matching contribution to the Company’s 401(k) Plan, $1,080 for club dues, and $12,156 for sporting event tickets; for Mr. Bookout: $4,923 matching contribution to the Company’s 401(k) Plan, $1,077 for club dues, and $12,156 for sporting event tickets; for Mr. Thomae: $5,446 matching contribution to the Company’s 401(k) Plan, $1,206 for club dues, and $12,156 for sporting event tickets; and for Mr. Grinsfelder: $1,992 matching contribution to the Company’s 401(k) Plan, and $628 for club dues. See the Compensation Discussion and Analysis section of this Proxy Statement for further discussion of Mr. Sigmon’s overriding royalty interests.

(5)	Mr. Russell joined the Company in March 2006. In last year’s proxy statement the amount of compensation expense recognized by the Company in 2006 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards to Mr. Russell was incorrectly overstated by $18,533. Consequently, the 2006 “stock awards” and “total compensation” columns for Mr. Russell have been restated to show the correct amounts.

(6)	Mr. Grinsfelder joined the Company in May 2007 in connection with the Company’s acquisition of Output Exploration, LLC.

2007 Grants of Plan-Based Awards Table

			All Other
			Options
		All Other Stock	Awards:		Grant Date
		Awards:	Number of		Fair Value of
		Number of	Securities	Exercise or Base	Stock and
		Shares of Stock	Underlying	Price of Option	Option
		or Units	Options	Awards	Awards
Name	Grant Date	(#)(1)	(#)	($/sh)	($)(2)
(a)	(b)	(i)	(j)	(k)	(l)
James E. Sigmon	n/a	—	—	—	—
P. Mark Stark	5/11/07	20,000	—	—	225,600
M. Frank Russell	5/11/07	20,000	—	—	225,600
James J. Bookout	5/11/07	20,000	—	—	225,600
Roberto R. Thomae	5/11/07	20,000	—	—	225,600
Gary S. Grinsfelder (3)	5/11/07	25,000	—	—	282,000

(1)	The amounts reflect the annual long-term equity incentive award granted to the named executive officers. Mr. Grinsfelder received his restricted stock award in connection with joining the Company in May 2007. These restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan.

(2)	Amounts reflect the aggregate grant date fair value of the restricted stock award made in 2007, computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. The Company does not currently expect to pay dividends on its common stock.

(3)	Mr. Grinsfelder received his restricted stock award in connection with joining the Company in May 2007.

2007 Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards
				Equity
				Incentive Plan
				Awards:					Market
		Number of	Number of	Number of					Value of
		Securities	Securities	Securities			Number of		Shares or
		Underlying	Underlying	Underlying			Shares or		Units of
		Unexercised	Unexercised	Unexercisable	Option		Units of Stock		Stock That
		Options —	Options —	Unearned	Exercise		That Have		Have Not
		Exercisable	Unexercisable	Options	Price	Option	Not Vested		Vested
Name	Grant	(#)	(#)	(#)	($)	Expiration Date	(#)		($) (6)
(a)	Date (1)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
James E. Sigmon	04/30/1998	300,000	—	100,000 (2)	2.125	05/01/08	—		—
P. Mark Stark	06/20/2003	25,000	—	—	4.38	06/20/13	—		—
	09/30/2004	25,000	—	—	5.00	09/30/14	—		—
	01/27/2006	—	—	—	—	—	20,000	(3)	241,200
	05/11/2007	—	—	—	—	—	20,000	(5)	241,200
M. Frank Russell	03/23/2006	—	—	—	—	—	20,000	(4)	241,200
	05/11/2007	—	—	—	—	—	20,000	(5)	241,200
James J. Bookout	09/30/2004	25,000	—	—	5.00	09/30/14	—		—
	01/27/2006	—	—	—	—	—	20,000	(3)	241,200
	05/11/2007	—	—	—	—	—	20,000	(5)	241,200
Roberto R. Thomae	09/23/1999	50,000	—	—	2.125	09/23/09	—		—
	08/01/2001	50,000	—	—	2.96	08/01/11	—		—
	01/27/2006	—	—	—	—	—	20,000	(3)	241,200
	05/11/2007	—	—	—	—	—	20,000	(5)	241,200
Gary S. Grinsfelder	05/11/2007	—	—	—	—	—	25,000	(5)	301,500

(1)	For a better understanding of the table, an additional column showing the grant date of stock options and restricted stock awards has been included.

(2)	These shares are exercisable any time after the first time that any shares of the Company’s common stock are traded on the Nasdaq Select Global Market at a price of $15.00 or more per share, which occurred on February 26, 2008.

(3)	These shares vest in 50% increments on January 27, 2008 and 2009.

(4)	These shares vest in 50% increments on March 23, 2008 and 2009.

(5)	These shares vest in 33 1/3% increments on May 11, 2008, 2009 and 2010.

(6)	Market value of the unvested restricted stock is based upon the closing sale price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year.

2007 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
(a)	(b)	(c)	(d)	(e)
James E. Sigmon	100,000	738,500	—	—
P. Mark Stark	—	—	10,000	117,700
M. Frank Russell	—	—	10,000	98,800
James J. Bookout	5,000	25,650	10,000	117,700
Roberto R. Thomae	—	—	10,000	117,700
Gary S. Grinsfelder	—	—	—	—

(1)	The value realized on exercise of stock options is based upon the difference between the market price of the Company’s common stock on the date of exercise and the exercise price of the stock options.

(2)	The value realized on vesting of the restricted stock is based upon the market price of the Company’s common stock on the applicable vesting date.

Change of Control and Termination Arrangements
     Change of Control Agreements
     The Company has entered into change of control agreements with each of James E. Sigmon, P. Mark Stark, M. Frank Russell, James J. Bookout, Roberto R. Thomae, and Gary S. Grinsfelder, as well as most other employees of the Company. If there is a “change of control” of the Company, then each of the foregoing executives is entitled to be paid two times his annual salary, except for Mr. Sigmon, who is entitled to three times his annual salary. If any payments to an employee, whether pursuant to the change of control agreement, an employee benefit plan of the Company, or another arrangement with the Company, would result in an “excess parachute payment” within the meaning of Section 4999 of the Internal Revenue Code, the Company will pay such additional amounts to such employee as is necessary so that such employee is in the same after-tax position that the employee would have been if Section 4999 did not apply.
     The change of control payments will be paid to the Company’s employees in lump sum on or before 30 days following the date of the change of control; provided, the Company can defer the payments until March 15th of the year that follows the year in which the change of control occurred. In the event an employee is terminated during such period, the lump sum payments must be paid to the employee on or before 10 days following such termination. The Company’s employees are entitled to the change of control benefits regardless of whether their employment is terminated by the Company.
     Generally, a “change of control” means one or more of the following events or occurrences: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (ii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any person other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.
     The change of control agreements were structured as “single trigger” arrangements to provide retention incentives for the Company’s employees, including the named executive officers, during what can often be an uncertain time for employees. As change of control events frequently result in internal restructuring and the termination of employees, the Compensation Committee believes that these agreements permit the Company’s employees to focus their attention and energy on the Company’s business without any distractions regarding the potential effects of a change of control. Additionally, these arrangements provide employees with additional monetary motivation to complete a transaction that the Board of Directors believes is in the best interests of the Company and its stockholders.
     The amount of the change of control payments, three times annual salary for Mr. Sigmon and two times annual salary for the other named executive officers, was set in the Compensation Committee’s judgment and discretion and not upon a formula-driven framework. These agreements also provide for a tax gross-up payment in the event the employees are subject to the excise tax imposed on certain “excess parachute payments” pursuant to Section 4999 of the Internal Revenue Code. The Compensation Committee believes that the tax gross-up provisions are appropriate to ensure that employees receive the full value of the payments and benefits available under these agreements. The change of control agreements are designed to provide balanced and appropriate post-change of control benefits that eliminate any potential tension between the interests of the Company’s employees and its stockholders. The imposition of the punitive taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” significantly and adversely upsets that balance. Therefore, the Compensation Committee believes it is necessary, in order to satisfy its objectives in providing these agreements, to shield the Company’s employees from the negative tax consequences imposed on “excess parachute payments.”
     TXCO Resources Inc. 2005 Stock Incentive Plan
     In addition to the change of control agreements referenced above, the Company’s 2005 Stock Incentive Plan provides, generally, that employees’ outstanding, unvested stock options and restricted stock awards will vest upon (i) a change of control or (ii) the dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding awards under the plan, or for the substitution of new awards therefor. The plan also provides that the Compensation Committee may, in its discretion, provide in any award agreement for certain payments to be made by the Company to a participant in the event acceleration of the vesting of restricted stock or stock options is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax. An award agreement may also provide that the participant shall be entitled to receive a gross-up payment in an amount such that after payment by the participant of all taxes (including interest and penalties), including excise tax payment on the gross-up payment, the participant retains a net amount equal to the excise tax imposed upon such acceleration of restricted stock or stock options.
     For participants who are not employees, a “change of control” is triggered if incumbent directors cease for any reason to constitute at least a majority of the Board of Directors. Incumbent directors are the individuals who constituted the board of directors on April 29, 2005 as well as individuals becoming a director after April 29, 2005 whose election or nomination is approved by a vote of at least a majority of the incumbent directors then in office, other than any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors when comprised of incumbent directors. A “change of control” is also triggered by any of the following events: (i) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, (ii) the acquisition (other than from the Company) by any individual, entity or group (other than the Company or any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company) of beneficial ownership of 20% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally in the election of directors or (iii) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company. The events described in clause (ii) and

(iii) above will not trigger a change of control if (A) the stockholders of the Company immediately prior to such transaction beneficially own more than 60% of the outstanding shares of the common stock and the combined voting power of the acquiring, resulting or surviving corporation in such transaction (directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Company’s common stock and the combined voting power of the Company’s voting securities immediately prior to such transaction, (B) no person (with certain exceptions) beneficially owns 20% or more of the outstanding shares of the common stock and the combined voting power of the acquiring, resulting or surviving corporation in such transaction, except to the extent that such ownership existed prior to such transaction, and (C) at least a majority of the members of the board of directors of the acquiring, resulting or surviving corporation in such transaction were incumbent directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction.
     For participants who are employees, change of control will mean the occurrence of any of the events described above in this “Change of Control and Termination Arrangements—TXCO Resources Inc. 2005 Stock Incentive Plan,” section of the Proxy Statement or any other event defined as a change of control in such employee’s change of control agreement, which definition is set forth above in the “Change of Control and Termination Arrangements—Change of Control Agreements” section of the Proxy Statement.
     The 2005 Stock Incentive Plan further provides that upon a participant’s termination of employment due to death, disability or “special circumstances” (as determined by the Compensation Committee), the Compensation Committee may, in its sole discretion, accelerate the vesting of stock options and waive the vesting requirements of restricted stock awards. While the Compensation Committee has the authority to accelerate and waive vesting requirements of awards upon “special circumstances,” the Compensation Committee believes such exercise would be reserved for exceptional, rare circumstances. For example, in connection with Robert L. Foree, Jr.’s and James L. Hewitt’s resignation as a director of the Company pursuant to the terms of the Settlement Agreement, dated March 15, 2008, among the Company and Third Point, et al., the Compensation Committee accelerated the vesting of 15,000 and 13,334 shares of Mr. Foree’s and Hewitt’s restricted stock, respectively. To date, this is the only time that the Compensation Committee has accelerated the vesting of awards as a result of a participant’s termination of employment due to “special circumstances.”
     There are no outstanding awards under the Company’s 1995 Flexible Incentive Plan that are subject to accelerated vesting under the terms of such Plan.
     James E. Sigmon’s Employment Agreement
     Mr. Sigmon’s employment agreement provides that he is entitled to 90 days written notice prior to termination, with or without cause.
     The table below quantifies the potential payments to the named executive officers upon either termination of their employment or a change of control of the Company as of December 31, 2007.

2007 Potential Payments upon Termination and Change of Control (1)

		Termination
		by the
		Company,
		With or
		Without	Voluntary	Death or	Change of
		Cause	Termination	Disability	Control
Name	Benefit	($)	($)	($)	($)
James E. Sigmon	Severance	87,500 (2)	0	0	1,050,000	(3)
	Restricted Stock and Stock option vesting (4)	0	0	0	993,500
	280G Tax Gross-Up (5)	0	0	0	0
Total		87,500	0	0	2,043,500
P. Mark Stark	Severance	0	0	0	440,000	(6)
	Restricted stock award vesting (7)(8)	0	0	482,400	482,400
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	922,400
M. Frank Russell	Severance	0	0	0	370,000	(6)
	Restricted stock award vesting (7)(8)	0	0	482,400	482,400
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	852,400
James J. Bookout	Severance	0	0	0	400,000	(6)
	Restricted stock award vesting (7)(8)	0	0	482,400	482,400
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	882,400
Roberto R. Thomae	Severance	0	0	0	370,000	(6)
	Restricted stock award vesting (7)(8)	0	0	482,400	482,400
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	852,400

		Termination
		by the
		Company,
		With or
		Without	Voluntary	Death or	Change of
		Cause	Termination	Disability	Control
Name	Benefit	($)	($)	($)	($)
Gary Grinsfelder	Severance	0	0	0	370,000 (6)
	Restricted stock award vesting (7)(8)	0	0	301,500	301,500
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	301,500	671,500

(1)	Amounts reflected in the table were calculated assuming a named executive officer was terminated on December 31, 2007, or a change of control of the Company occurred on December 31, 2007, which was the last business day of the 2007 fiscal year. Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner in which he is terminated. These amounts include base salary and any other benefits entitled to under applicable employee benefit plans, and are not reflected in the table. The table reflects only the additional compensation and benefits that the named executive officers are estimated to receive upon termination or a change of control of the Company. The amounts reflected in the change of control column are payable, regardless of whether the executive is terminated after a change of control of the Company. The actual amounts to be paid to an executive can only be determined at the time of his actual termination.

(2)	Under the terms of Mr. Sigmon’s employment agreement, he is entitled to 90 days prior written notice of termination, with or without cause. Accordingly, the amount reflects three months of his base salary as of December 31, 2007.

(3)	Amount reflects Mr. Sigmon’s base salary as of December 31, 2007, multiplied by three.

(4)	As of December 31, 2007, Mr. Sigmon (i) did not have any outstanding unvested awards under the Company’s 2005 Stock Incentive Plan, and (ii) had an outstanding unvested stock option exercisable for 100,000 shares of the Company’s common stock under the Company’s 1995 Flexible Incentive Plan. This stock option is exercisable any time after the first time that any shares of the Company’s common stock are traded on the Nasdaq Select Global Market at a price of $15.00 or more per share, which occurred on February 26, 2008. Accordingly, the value is based upon the closing sale price of the Company’s common stock on December 31, 2007 of $12.06, less the exercise price of the stock option of $2.125.

(5)	It is not anticipated that a Section 280G excise tax gross-up payment would be required assuming termination or a change of control on December 31, 2007. The Section 280G excise tax gross-up payment on an actual termination or “change of control” may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options and restricted stock awards, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to perform.

(6)	Amount reflects the officer’s base salary as of December 31, 2007, multiplied by two.

(7)	Under the Company’s 2005 Stock Incentive Plan, the Compensation Committee may accelerate the vesting of stock options and restricted stock awards if a participant’s termination of employment is due to death or disability. The change of control agreements also provide for the acceleration of stock options and unvested restricted stock awards upon a change of control of the Company, regardless of whether such officer is terminated.

(8)	As of December 31, 2007, the officer did not have any unvested stock options. The amounts reflect the value of accelerating the officer’s restricted stock awards. This value is based upon the closing sale price of the Company’s common stock on December 31, 2007 of $12.06.
COMPENSATION COMMITTEE REPORT
     Notwithstanding anything to the contrary set forth in any filings of TXCO Resources Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
TXCO Resources Inc. Compensation Committee
2007 Members
Jon Michael Muckleroy, Alan L. Edgar and Robert L. Foree, Jr.
Compensation Committee Interlocks and Insider Participation
     During the 2007 fiscal year, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of any entities whose executive officers serve on the Company’s Compensation Committee or Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.
OTHER MATTERS
Proxy Solicitation
     The cost of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in soliciting proxies for a fee estimated to be $30,000, plus its expenses. The Company has agreed to indemnify MacKenzie Partners against certain liabilities arising under the federal securities laws.
     Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website.

     The Company requests persons such as banks, brokers, and other nominees holding the Company’s common stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward the Company’s proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
Stockholder Proposals and Director Nominations for the 2009 Annual Meeting
     It is anticipated that the 2009 Annual Meeting of Stockholders will be held on May 8, 2009. If a stockholder intends to present a stockholder proposal at the Company’s 2009 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the stockholder proposal must be received by the Company’s Corporate Secretary at its principal offices no later than January 2, 2009 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2009 Annual Meeting of Stockholders if the stockholder proposal is received after the January 2, 2009 deadline.
     If a stockholder wishes to (i) present a stockholder proposal at the 2009 Annual Meeting of Stockholders, but not have it included in the Company’s proxy materials for that annual meeting, or (ii) submit a director nomination for the Company’s consideration, such stockholder proposals and director nominations must be received by the Company’s Corporate Secretary at its principal offices no earlier than February 16, 2009 and no later than March 18, 2009. Any director nominations submitted outside these time periods will be deemed untimely and not considered by the Company’s Governance and Nominating Committee. Any such stockholder proposals submitted outside these time periods will be deemed untimely and not presented for a vote at the annual meeting.
     Stockholder proposals and director nominations should be sent to the following address:
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas, 78258
Attention: Corporate Secretary
     A stockholder notice of a nomination or proposal must set forth the following: (i) as to each person whom the stockholder proposes to nominate, all information that would be required to be disclosed in solicitations of proxies for the election of such nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of each such stockholder, as they appear on the Company’s books, and of such beneficial owner, (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (such affirmative statement of such intent, referred to herein as a Solicitation Notice).

     For a nomination or other business to be properly brought before an annual meeting by a stockholder (i) the proposal must present a proper matter for stockholder action under Delaware General Corporation Law; (ii) if the stockholder, or the beneficial owner on whose behalf such proposal or nomination is being made, has provided a Solicitation Notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (iii) if no Solicitation Notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required delivery of a Solicitation Notice under the Amended and Restated Bylaws.
Householding
     In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
     If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, and would like to request a separate copy of these materials to be delivered to you promptly, or you do not wish to participate in householding in the future, please mail such request to:
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas, 78258
Attention: Communications Manager
     Alternatively, you may contact our Communications Manger at (210) 496-5300. Similarly, you may also contact the Company’s Communications Manager if you received multiple copies of the Company’s Proxy Statement and Annual Report on Form 10-K and would prefer to receive a single copy in the future.
Where You Can Find More Information
     The Company files periodic reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s common stock is quoted on the Nasdaq Select Global Market.

     You may request a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules included therein, and the Company’s other filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing the Company’s Communications Manager at the address set forth above.
Other Business
     No other business other than the matters set forth in this Proxy Statement is expected to come before the annual meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interests of the Company.
     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ ROBERTO R. THOMAE
Corporate Secretary and
Vice President — Capital Markets

April 28, 2008
San Antonio, Texas
     STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO VOTE BY TELEPHONE OR INTERNET OR TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS GREATLY APPRECIATED.

Appendix A
AMENDMENT NUMBER ONE
TO THE
TXCO RESOURCES INC. 2005 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED
TXCO Resources Inc. (the “Company”) originally established The Exploration Company of Delaware, Inc. 2005 Stock Incentive Plan on May 13, 2005. The plan was subsequently amended and restated, effective as of January 1, 2008, to change its name to the TXCO Resources Inc. 2005 Stock Incentive Plan, as well as to make other immaterial changes thereto. Pursuant to the powers reserved in Section 8.1 of the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated (the “Plan”), and subject to the approval of the Company’s stockholders at the Company’s 2008 Annual Meeting of Stockholders, the Plan is amended, effective as of the date that such stockholder approval is obtained, as follows:
     1. Section 1.3 of the Plan is hereby restated in its entirety to read as follows:
Section 1.3 Number of Shares Available For Grant. Subject to the limitations and adjustments set forth in this Plan, the maximum number of Shares that may be issued with respect to future Awards under this Plan shall be ten percent (10%) of the total number of then issued and outstanding Shares (rounded downward, if necessary, to eliminate fractional shares) of Company. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

Appendix B
TXCO RESOURCES INC.
2005 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED
(effective January 1, 2008)

-i-

(continued)

Page

ARTICLE IX ACCELERATION OF AWARDS UPON CORPORATE EVENT	13

-ii-

TXCO RESOURCES INC.
2005 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED
(effective January 1, 2008)
ARTICLE I
PURPOSE
Section 1.1 Purpose. The TXCO Resources Inc. 2005 Stock Incentive Plan as Amended and Restated, effective January 1, 2008 (the “Plan”), is established by TXCO Resources Inc. (the “Company”) to create incentives which are designed to motivate Employees, Consultants and Directors to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Employees, Consultants and Directors on the terms and subject to the conditions set forth in the Plan. The Plan is designed to align the interests of participants with those of shareholders through the use of stock-based incentives.
Section 1.2 Establishment and Amendment. The Plan was effective as of April 29, 2005 and for a period of 10 years from such date. The Plan will terminate on April 28, 2015; however, it will continue in effect until all matters relating to the exercise of Options, distribution of Awards and administration of the Plan have been settled. The Plan was amended and restated effective January 1, 2008 to (i) change the name of the Plan to the TXCO Resources Inc. 2005 Stock Incentive Plan as Amended and Restated, and (ii) change the references in the Plan from The Exploration Company of Delaware, Inc. to TXCO Resources Inc.
Section 1.3 Number of Shares Available For Grant. Subject to the limitations and adjustments set forth in this Plan, the maximum number of Shares that may be issued with respect to future Awards under this Plan shall be ten percent (10%) of the total number of then issued and outstanding Shares (rounded downward, if necessary, to eliminate fractional shares) of Company, reduced by shares issued under, and outstanding grants issued under the 1995 Flexible Incentive Plan. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company. At Plan inception, 828,056 shares registered and still available under the 1995 Flexible Incentive Plan are transferred to this Plan, as well as 20,000 shares available under that Plan but not yet registered.
Section 1.4 Shareholder Approval. The Plan shall be subject to Shareholder Approval, which must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such Shareholder Approval, Awards under the Plan may be granted, but Options may not be exercised nor may Restricted Stock Awards vest prior to receipt of such Shareholder Approval. In the event such Shareholder Approval is not obtained within such twelve-month period, all such Awards shall be void.

ARTICLE II
DEFINITIONS
Section 2.1 “Affiliated Entity” means any partnership or limited liability company in which a majority of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.
Section 2.2 “Award” means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Person by the applicable Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.
Section 2.3 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
Section 2.4 “Board” means the Board of Directors of the Company.
Section 2.5 “Change of Control” means, for Participants other than employees, the occurrence of any of the following:
(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this paragraph 2.5 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)	the individuals who, as of the date hereof, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof;

(iii)	the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)	the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or
     For employees, a Change of Control means the occurrence of any of the foregoing events or a change of control as defined in such employee’s change of control agreement, in force at the time of determination.
Section 2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.
Section 2.7 “Committee” has the meaning set forth in Section 3.1.
Section 2.8 “Common Stock” means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.
Section 2.9 “Compensation Committee” means a committee designated by the Board which will consist of not less than two members of the Board who meet the definition of “non-

employee directors” pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act unless another committee is designated by the Board of Directors.
Section 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.
Section 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.
Section 2.12 “Director” means a non-employee member of the Company’s Board of Directors.
Section 2.13 “Disability” has the meaning set forth in Section 22(e)(3) of the Code.
Section 2.14 “Eligible Person” means any Employee, Director or Consultant.
Section 2.15 “Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity.
Section 2.16 “Employee Compensation Committee” means a committee designated by the Board which shall consist of not less than two members of the Board.
Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.18 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.
Section 2.19 “Fair Market Value” means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses (i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.
Section 2.20 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.
Section 2.21 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.
Section 2.22 “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.23 “Option” means an Incentive Stock Option or Nonqualified Stock Option granted under Article V of the Plan.
Section 2.24 “Participant” means an Eligible Person to whom an Award has been granted by the Committee under the Plan.
Section 2.25 “Plan” means the TXCO Resources Inc. 2005 Stock Incentive Plan as Amended and Restated.
Section 2.26 “Restricted Stock Award” means an Award granted to an Eligible Person under Article VI of the Plan.
Section 2.27 “Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.
Section 2.28 “Subsidiary” shall have the same meaning set forth in Section 424(f) of the Code.
ARTICLE III
ADMINISTRATION
Section 3.1 Administration of the Plan; the Committee. The Compensation Committee shall administer the Plan with respect to all Participants, including the grant of Awards. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee.
     Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.
     Subject to the provisions of the Plan and review by the Board, the Committee shall have exclusive power to:
(a)	Select the Eligible Persons to participate in the Plan;

(b)	Determine the time or times when Awards will be granted;

(c)	Determine the form of Award, whether an Incentive Stock Option, a Nonqualified Stock Option or a Restricted Stock Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award

Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee. However, the Committee will not reprice outstanding Awards;
(d)	Determine whether Awards will be granted singly or in combination;

(e)	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan and review by the Board, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.
ARTICLE IV
GRANT OF AWARDS
     The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:
(a)	Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise shall be available again for grant under the Plan;

(b)	Common Stock delivered by the Company upon exercise of an Option or upon payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company;

(c)	The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated;

(d)	Subject to Article VII, the aggregate number of shares of Common Stock made subject to Options and Restricted Stock Awards granted to any Employee in any calendar year may not exceed two million shares.
ARTICLE V
STOCK OPTIONS
Section 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to any Eligible Persons and Incentive Stock Options to Employees. Subject to the limitations of Section 5.2(e), these Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.
Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a)	Exercise Price. As limited by Section 5.2(e) below, the Award Agreement for each Option shall state the exercise price set by the Committee on the Date of Grant. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)	Form of Payment. The payment of the exercise price of an Option shall be subject to the following:
(i)	The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise;

(ii)	The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee;

(iii)	The Committee may permit an Option granted under the Plan to be exercised by a participant in conjunction with a broker-dealer acting on behalf of a Participant, such broker-dealer to remit the exercise price and any applicable withholding taxes directly to the Company, through procedures approved by the Committee.
(c)	Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price. Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of ;shares of Common Stock purchased thereby.

(d)	Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, a Subsidiary or Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) the maximum period that Participants will be allowed to be inactively employed or on a leave of absence before their vesting is suspended until they return to active employment; (v) conditions under which such Options or shares may be subject to forfeiture; (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vii) the achievement by the Company of specified performance criteria; and (viii) protection of business matters.
(e)	Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 5.3 of this Plan. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than ten years from the date such Incentive Stock Option is granted.

(f)	Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

(g)	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.
Section 5.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an “incentive stock option” under Section 422 of the Code, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) necessary to ensure that all Incentive Stock Options granted hereunder shall be “incentive stock options” described in Section 422 of the Code. Further, in the event that the $100,000 limitation contained in Section 5.2(e) herein is exceeded in any Incentive Stock Option granted under this Plan, the portion of the Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.
Section 5.4 Restrictions on Assignment. Options are not transferable except as otherwise provided below:
(a)	Incentive Stock Options. Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Incentive Stock Option contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Incentive Stock Option involved in such attempt.

(b)	Nonqualified Stock Options. Nonqualified Stock Options may be transferred by the Participants to whom such Nonqualified Stock Options were granted without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:
(i)	The Participant’s spouse, children or grandchildren, including adopted children and stepchildren (collectively, the “Immediate Family”);

(ii)	A trust solely for the benefit of the Participant and/or his or her Immediate Family; or

(iii)	A partnership, corporation or limited liability company whose only partners, members or shareholders are the Participant and his or her Immediate Family.
Any Nonqualified Stock Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Nonqualified Stock Options, other than by will or the laws of descent and distribution, (ii) Permitted Transferees shall not be entitled to exercise any transferred Nonqualified Stock Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Nonqualified Stock Option if the Committee determines that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted

Transferee, whether or not such notice is or would otherwise have been required to be given to the original Participant under the Plan or otherwise, and (iv) the consequences of termination of the original Participant’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Permitted Transferee, following which the Nonqualified Stock Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
ARTICLE VI
RESTRICTED STOCK AWARDS
Section 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Person. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied, and by an Award Agreement setting forth the terms of such Restricted Stock Award.
Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
(a)	Restriction Period. Each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a “Restriction Period”). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of target levels of earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative shareholder return, or other individual criteria as determined by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)	Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of

Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.
(c)	Shareholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.
ARTICLE VII
STOCK ADJUSTMENTS
     Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Award as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
ARTICLE VIII
GENERAL
Section 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) the amendment relates to Incentive Stock Options and Section 422 of the Code requires Shareholder Approval of such amendment, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.
Section 8.2 Acceleration of Awards on Death, Disability or Other Special Circumstance. With respect to (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements of a Restricted Stock Award on the date of the Participant’s termination of employment due to a Disability, death or special circumstances, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.
Section 8.3 Withholding Taxes. A Participant must pay in cash to the Company the amount of taxes required to be withheld by law upon the exercise of an Option. Required withholding taxes associated with a Restricted Stock Award must also be paid in cash unless the Committee permits a Participant to pay the amount of taxes required by law to be withheld from a Restricted Stock Award by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.
Section 8.4 Certain Additional Payments by the Company. The Committee may, in its sole discretion, provide in any Award Agreement for certain payments by the Company in the event that acceleration of vesting of any Award under the Plan is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the “Excise Tax”). An Award Agreement may provide that the Participant shall be entitled to receive a payment (a “Gross-Up Payment”) in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of any Award.

Section 8.5 Regulatory Approval and Listings. The Company has transferred into this plan 828,056 shares of its common stock that were registered and still available under the predecessor plan, the 1995 Flexible Incentive Plan. The Company shall use its best efforts to file with the Securities and Exchange Commission within one year after the date this Plan is approved by the shareholders, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:
(a)	the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)	the listing of such shares on any exchange on which the Common Stock may be listed; and

(c)	the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.
Section 8.6 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award.
Section 8.7 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
Section 8.8 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 8.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable federal law.
ARTICLE IX
ACCELERATION OF AWARDS UPON CORPORATE EVENT
     If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new awards therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than 40 days prior to the anticipated effective date of the proposed transaction, and the Participant’s Award shall become 100% vested. Prior to a date specified in such notice, which shall be not more than 10 days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant’s Award Agreement shall be reinstituted as of the date of such abandonment.
     Upon the occurrence of a Change of Control, in the event that the provisions of the foregoing paragraph are not already invoked, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the Change of Control, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the Change of Control has occurred. If the Change of Control has occurred, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such Change of Control. If the Change of Control is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant’s Award Agreement shall be reinstituted as of the date of such abandonment.

Appendix C
TXCO Resources Inc. Overriding Royalty Purchase Plan
1. Purpose
     The purpose of the Overriding Royalty Purchase Plan is to allow the Company to purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s oil and gas leases, in exchange for cash, shares of the Company’s common stock or a combination thereof, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon.
     The Board of Directors and Mr. Sigmon intend, from time to time, to jointly select a third-party appraiser to provide an appraisal report and/or fairness opinion, as they mutually deem appropriate, to the Company and Mr. Sigmon to aid in their negotiations with respect to the purchase price of any overriding royalty interests, although Mr. Sigmon is not obligated to accept any appraisal of his overriding royalty interests. Any purchase price will be mutually agreed upon by Mr. Sigmon and the Board of Directors (with Mr. Sigmon abstaining from any Board discussions and vote(s) relating thereto). For the avoidance of doubt and notwithstanding any other provision of the plan to the contrary, the Company may purchase some or all of Mr. Sigmon’s overriding royalty interests in the Company’s existing or future oil and gas leases, in one or more transactions, over the term of this plan.
     Any shares of the Company’s common stock issued in exchange for the overriding royalty interests may or may not be registered for resale by the Company, with the terms of any such registration rights to be mutually agreed upon by Mr. Sigmon and the Board of Directors.
     The Plan shall be effective on the date it is approved by the Company’s stockholders.
     The Plan shall be administered by the Board of Directors and, except as otherwise expressly provided herein, all questions of interpretation and application of the Plan shall be subject to the determination of a majority of the Board of Directors.
2. Shares Reserved for Issuance
     The Overriding Royalty Purchase Plan has 3,000,000 shares of the Company’s common stock, $0.01 par value per share, reserved for issuance in connection with the Company’s purchase(s), if any, of Mr. Sigmon’s overriding royalty interests. As of March 25, 2008, the closing sale price of the Company’s common stock on the Nasdaq Global Select Market was $11.87. The number of shares of the Company’s common stock reserved for issuance under the plan will not be increased without first obtaining stockholder approval of such increase. Shares that may be issued under the plan may either be authorized and unissued shares of the Company’s common stock, or authorized and issued shares of the Company’s common stock held in the Company’s treasury, or any combination of the foregoing. Any purchase price paid with shares of the Company’s common stock shall be issued from shares reserved for issuance under the plan, and be based upon the “fair market value” (as defined below) of the Company’s common stock as of the effective date of such purchase.
     Dividends will be paid on shares of the common stock issued under the plan at the same rate dividends are paid to holders of the Company’s common stock generally. The Company is not currently paying dividends on its common stock.

Appendix C
     “Fair market value” means, as of any date, (i) if the principal market for the Company’s common stock is a national securities exchange, the closing sales price of the common stock (or the closing bid, if no sales were reported) on that date (or, if no closing sales price or closing bid was reported on that date, on the last trading date such closing sales price or closing bid was reported) on the principal exchange on which the common stock is then listed; or (ii) if the principal market for the common stock is not a national securities exchange, the average of the highest bid and lowest asked prices for the common stock on such day as quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer (or if no such prices were quoted on that date, on the last trading date such prices were quoted); or (iii) in the absence of an established market for the common stock of the type described in (i) and (ii) above, the fair market value thereof will be determined in good faith by the Company’s Board of Directors.
3. Adjustments in Authorized Shares
     In the event of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event, or any partial or complete liquidation of the Company, such adjustments will be made in the number and class of shares of the Company’s common stock available for issuance under the plan, as may be determined to be appropriate and equitable by the Board of Directors, in its discretion, to prevent dilution or enlargement of the benefits available under the plan.
4. Amendments to the Plan
     The Board of Directors may, at any time and from time to time, alter, amend, suspend, or terminate the Overriding Royalty Purchase Plan in whole or in part; provided, that any amendment that would cause the plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until stockholder approval is obtained. Upon termination of the plan, the Company may not transfer any remaining shares authorized for issuance under the plan to another stock incentive plan or other equity plan maintained by the Company.
5. Term
     Unless earlier terminated, the Overriding Royalty Purchase Plan will terminate on the third anniversary of the date of its adoption by the Company’s stockholders.

PROXY TXCO RESOURCES INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James E. Sigmon, P. Mark Stark and M. Frank Russell, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of common stock of TXCO Resources Inc. held of record by the undersigned and entitled to vote at the Annual Meeting of Stockholders to be held on May 30,2008, at 10:00 a.m., Central Daylight Time, at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, or any adjournments or postponements thereof. This proxy revokes all prior proxies by the undersigned with respect to the shares covered hereby. This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made herein, this proxy card will be voted “For” each of the Class A director nominees listed on the reverse side and “For” Proposals 2, 3 and 4, and in accordance with the Proxies’ best judgment in connection with the transaction of such other business that may properly come before the annual meeting or any adjournments or postponements thereof. • • (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF TXCO RESOURCES INC. May 30,2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. f Please detach along perforated line and mail in the envelope provided. f II 20330030003010000000 2 053008 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [!] 1, Election of Class A Directors: oFOR ALL NOMINEES OWITHHOLD AUTHORITY FOR ALL NOMINEES OFOR ALL EXCEPT (Se. instructions below) NOMINEES: o Dennis B. Fitzpatrick o Jacob Roorda o Anthony Tripodo FOR AGAINST ABSTAIN 2. To approve an amendment to the TXCO Resources Inc. 2005 D D D Stock Incentive Plan, as amended and restated, to provide that shares of the Company’s common stock that have been issued or are issuable under the Company’s expired 1995 Flexible Incentive Plan will not be deducted from the number of shares of the Company’s common stock that are reserved for issuance under the 2005 Stock Incentive Plan. 3. To approve the adoption of the TXCO Resources Inc. D D D Overriding Royalty Purchase Plan pursuant to which the Company may purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: • 4. To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. D D 0 as the Company’s independent registered public accounting firm for the 2008 fiscal year. HOUSEHOLP ELECTION — Please indicate if you consent to D receive certain future investor communications in a single package per household. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Company’s 2007 Annual Report, the Notice of Annual Meeting of Stockholders and the related Proxy To change the address on your account, please check the box at right and 0 Statement. indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder I IDate: I ISlgnature of Stockholder I IDate: I I Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly. each holder should sign. When signing as executor, administrator, attorney. trustee or guardian, please give II full title as such. If the signer is a corporation, please sign full corporate name by dUly authorized officer, giving full title as such, ff signer is a partnership, please sign in partnership name by authorized person. • ACCOUNT NUMBER COMPANY NUMBER

ANNUAL MEETING OF STOCKHOLDERS OF TXCO RESOURCES INC. May 30,2008 Sign, date and mail your proxy card in the envelope provided as soon as possible. -ORTELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718921- 8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR. INTERNET — Access ..www.voteproxy.com.. and follow the on-screen instructions. Have your proxy card available when you access the web page. -ORIN PERSON — You may vote your shares in person by attending the Annual Meeting. You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11 :59 PM Eastern Time the day before the cut-off or meeting date. f Please detach along perforated line and mail in the envelope provided JE you are not voting via telephone or the Internet. f II 20330030003010000000 2 053008 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0 1. Election of Class A Directors: DFOR ALL NOMINEES OWITHHOLD AUTHORITY FOR ALL NOMINEES OFOR ALL EXCEPT (See instru<:lions below) NOMINEES: o Dennis B. Fitzpatrick o Jacob Roorda o Anthony Tripodo FOA AGAINST ABSTAIN 2. To approve an amendment to the TXCO Resources Inc. 2005 DOD Stock Incentive Plan, as amended and restated, to provide that shares of the Company’s common stock that have been issued or are issuable under the Company’s expired 1995 Flexible Incentive Plan will not be deducted from the number of shares of the Company’s common stock that are reserved for issuance under the 2005 Stock Incentive Plan. 3. To approve the adoption of the TXCO Resources Inc. DOD Overriding Royalty Purchase Plan pursuant to which the Company may purchase the overriding royalty interests of James E. Sigmon, the Company’s Chairman, President and Chief Executive Officer, in the Company’s existing and future oil and gas leases in one or more transactions, if and when purchase terms are agreed upon by the Board of Directors and Mr. Sigmon. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle nexf to each nominee you wish to withhold, as shown here: • 4. To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. DOD as the Company’s independent registered public accounting firm for the 2008 fiscal year. HOUSEHOLP ELECTION — Please indicate if you consent to 0 receive certain future investor communications in a single package per household. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Company’s 2007 Annual Report, the Notice of Annual Meeting of Stockholders and the related Proxy To change the address on your account, please check the box at right and 0 Statement. indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder I IDate: I ISignature of Stockholder I IDate: I I Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give II fuii liUe as such. If the signer is a corporation, please sign fuii corporate name by duly authorized officer, giving fuii title as such. ~ signer is a partnership, piease sign in partnership name by authorized person. II